                                                                    Exhibit 10.6

                                   ANNEXURE 1


This is the Basement to Level 4 Lease referred to as Annexure 1 to the Agreement relating to the development and leasing of 120 Fleet Street, London EC4 dated 2 April 1998 and made between JC No. 3 (UK) Limited and Fleet Street Square Management Limited trading as Fleet Street Partnership (1), Goldman Sachs International (2) Restamove Limited (3) The Goldman Sachs Group LP (4) and Itochu Corporation (5)

                                         /s/[signature]
---------------------------------       ----------------------------------------
For and on behalf of                    For and on behalf of
GOLDMAN SACHS INTERNATIONAL             JC NO.3 (UK) LIMITED
                                        and
                                        FLEET STREET SQUARE MANAGEMENT LIMITED
                                        trading as FLEET STREET PARTNERSHIP


                                        /s/[signature]
---------------------------------       ----------------------------------------
For and on behalf of                    For and on behalf of
RESTAMOVE LIMITED                       ITOCHU CORPORATION



---------------------------------
For and on behalf of
GOLDMAN SACHS GROUP LP

                      DATED                           19
                      ____________________________________

                      (1)    Landlord:
                             JC NO. 3 (UK) LIMITED AND
                             FLEET STREET SQUARE MANAGEMENT LIMITED
                             TRADING AS FLEET STREET PARTNERSHIP

                      (2)    Tenant:
                             GOLDMAN SACHS INTERNATIONAL

                      (3)    Guarantor:
                             THE GOLDMAN SACHS GROUP L.P.

                      ____________________________________




                               OCCUPATIONAL LEASE

                                     - of -

                  Basement, Lower Ground, Ground, Upper Ground
              and First to Fourth Floors including Part Fifth Floor
                           120 Fleet Street London EC4

                      ____________________________________




                             CLIFFORD CHANCE
                             200 Aldersgate Street
                             London EClA 4JJ

                             Tel:    0171-600 1000
                             Fax:    0171-600 5555

                             Ref:    AMW/C1536/839/RMRM

                                      INDEX
CLAUSE                                                                     PAGE

                                    SECTION 1
                         DEFINITIONS AND INTERPRETATION

1.     DEFINITIONS ........................................................   1

2.     INTERPRETATION .....................................................  11


                                    SECTION 2
                                 GRANT OF LEASE

3.     GRANT, RIGHTS AND OTHER MATTERS ....................................  12

       3.1     DEMISE AND TERM ............................................  12
       3.2     EXCEPTIONS AND RESERVATIONS ................................  12
       3.3     RIGHTS .....................................................  12
       3.4     THIRD PARTY RIGHTS .........................................  12
       3.5     NO IMPLIED EASEMENTS .......................................  12
       3.6     COVENANTS AFFECTING REVERSION ..............................  12
       3.7     ENCROACHMENTS AND EASEMENTS ................................  12
       3.8     COVENANTS RELATING TO OTHER PROPERTY .......................  13
       3.9     RIGHTS OF ENTRY BY LANDLORD ................................  13
       3.10    TERMS OF ENTRY BY LANDLORD .................................  13
       3.11    LANDLORD'S COVENANTS .......................................  14

                                    SECTION 3
                              FINANCIAL PROVISIONS

4.     RENTS ..............................................................  14
       4.1     TENANT'S OBLIGATION TO PAY .................................  14
       4.2     DATES OF PAYMENT OF PRINCIPAL RENT .........................  15
       4.3     METHOD OF PAYMENT OF PRINCIPAL RENT ........................  15
       4.4     DATES OF PAYMENT OF INSURANCE RENT, ADDITIONAL
               RENT AND COMMON EXPENSES ...................................  15
       4.5     DATES OF PAYMENT OF SERVICE CHARGE .........................  15
       4.6     NO RIGHT OF SET-OFF ........................................  15

5.     RENT REVIEW ........................................................  15
       5.1     DEFINITIONS ................................................  15
               5.1.1   "OPEN MARKET RENT" .................................  15
               5.1.2   "ASSUMED PREMISES" .................................  16
               5.1.3   "ASSUMPTIONS" ......................................  16
               5.1.4   "DISREGARDED MATTERS" ..............................  17
               5.1.5   "REVIEW SURVEYOR" ..................................  18
       5.2     RENT REVIEWS ...............................................  19

       5.3     AGREEMENT OR DETERMINATION OF THE REVIEWED RENT ............  19
       5.4     APPOINTMENT OF REVIEW SURVEYOR .............................  19
       5.5     FUNCTIONS OF REVIEW SURVEYOR ...............................  19
       5.6     APPOINTMENT OF NEW REVIEW SURVEYOR .........................  19
       5.7     INTERIM PAYMENTS PENDING DETERMINATION .....................  20
       5.8     RENT RESTRICTIONS ..........................................  20
       5.9     MEMORANDA OF REVIEWED RENT .................................  20
       5.10    TIME NOT OF THE ESSENCE ....................................  21

6.     INTEREST ...........................................................  21
       6.1     INTEREST ON LATE PAYMENTS ..................................  21

7.     OUTGOINGS ..........................................................  21
       7.1     TENANT'S OBLIGATION TO PAY .................................  21
       7.2     CONTESTS AND APPEALS .......................................  22
       7.3     COSTS OF UTILITIES, ETC ....................................  22

8.     VALUE ADDED TAX ....................................................  22
       8.1     DEFINITIONS ................................................  22
       8.2     SUMS EXCLUSIVE OF VAT ......................................  22
       8.3     PAYMENT OF VAT .............................................  23
       8.4     REPAYMENT OF AMOUNTS .......................................  23
       8.5     VAT INCURRED BY LANDLORD ...................................  23

9.     LANDLORD'S COSTS ...................................................  24


                                    SECTION 4
                         REPAIRS, ALTERATIONS AND SIGNS

10.    REPAIRS, DECORATION ETC ............................................  24
       10.1    REPAIRS ....................................................  24
       10.2    DAMAGE BY THE INSURED RISKS ................................  25
       10.3    DECORATIONS ................................................  25
       10.4    PLANT AND MACHINERY ........................................  25
       10.5    PLANNED MAINTENANCE ........................................  26
       10.6    CLEANING ...................................................  26
       10.7    CARPETING AND FLOOR COVERINGS ..............................  26

11.    YIELD UP ...........................................................  26
       11.1    REINSTATEMENT OF PREMISES ..................................  26
       11.2    YIELDING UP IN GOOD REPAIR .................................  27

12.    COMPLIANCE WITH NOTICES ............................................  27
       12.1    TENANT TO REMEDY BREACHES OF COVENANT ......................  27
       12.2    FAILURE OF TENANT TO REPAIR ................................  28

13.    ALTERATIONS ........................................................  28
       13.1    NO STRUCTURAL ALTERATIONS ..................................  28
       13.2    NO ALTERATIONS TO LANDLORD'S FIXTURES ......................  28
       13.3    NON-STRUCTURAL ALTERATIONS .................................  28
       13.4    DEMOUNTABLE PARTITIONING ...................................  28
       13.5    COVENANTS BY TENANT ........................................  29

14.    SIGNS AND ADVERTISEMENTS ...........................................  29

                                    SECTION 5
                                       USE
15.    USE OF PREMISES ....................................................  29
       15.1    PERMITTED USE ..............................................  29
       15.2    TENANT NOT TO LEAVE PREMISES UNOCCUPIED ....................  29
       15.3    DETAILS OF KEYHOLDERS ......................................  29

16.    USE RESTRICTIONS AND REGULATIONS ...................................  30

17.    EXCLUSION OF WARRANTY AS TO USER ...................................  30
       17.1    NO WARRANTY BY LANDLORD ....................................  30
       17.2    TENANT'S ACKNOWLEDGEMENT ...................................  30
       17.3    TENANT TO REMAIN BOUND .....................................  30

                                    SECTION 6
                                    DISPOSALS .............................  30

18.    GENERAL RESTRICTIONS ...............................................  30
       18.1    ALIENATION GENERALLY .......................................  30
       18.2    SHARING WITH A GROUP COMPANY ...............................  31
       18.3    DIPLOMATIC IMMUNITY ........................................  31

19.    ASSIGNMENT OF WHOLE ................................................  31
       19.1    PROHIBITION ON ASSIGNMENT ..................................  31
       19.2    CIRCUMSTANCES IN WHICH ASSIGNMENT NOT ALLOWED ..............  32
       19.3    CONDITIONS FOR ASSIGNMENT ..................................  33
       19.4    AUTHORISED GUARANTEE AGREEMENT .............................  33
       19.5    CONSENT FOR ASSIGNMENT .....................................  34

20.    UNDERLETTING ........................................................ 34
       20.1    SUBLETTING UNIT ............................................  34
       20.2    UNDERLETTING OF PART .......................................  35
       20.3    UNDERLETTING OF THE WHOLE ..................................  36
       20.4    UNDERLETTING RENT ..........................................  36
       20.5    DIRECT COVENANTS FROM UNDERTENANT ..........................  36
       20.6    CONTENTS OF UNDERLEASE .....................................  37
       20.7    TENANT TO OBTAIN LANDLORD'S CONSENT ........................  39

       20.8    REVIEW OF UNDERLEASE RENT ..................................  39
       20.9    NO VARIATION OF TERMS ......................................  39
       20.10   NO REDUCTION IN RENT .......................................  39
       20.11   COVENANTS BY ASSIGNEE AND ASSIGNOR OF UNDERLEASE ...........  39

21.    MORTGAGING AND CHARGING ............................................  40

22.    REGISTRATION OF DISPOSITIONS .......................................  40

                                    SECTION 7
                               LEGAL REQUIREMENTS

23.    STATUTORY REQUIREMENTS .............................................  40
       23.1    TENANT TO COMPLY WITH STATUTES .............................  40
       23.2    TENANT TO EXECUTE NECESSARY WORKS ..........................  41

24.    PLANNING ACTS ......................................................  41
       24.1    TENANT'S OBLIGATION TO COMPLY ..............................  41
       24.2    NO APPLICATION FOR PLANNING PERMISSION WITHOUT CONSENT .....  41
       24.3    TENANT TO OBTAIN ALL PERMISSIONS ...........................  41
       24.4    TENANT TO PAY PLANNING CHARGES .............................  41
       24.5    NO IMPLEMENTATION OF PERMISSION WITHOUT APPROVAL ...........  41
       24.6    TENANT TO CARRY OUT WORKS BEFORE END OF TERM ...............  42
       24.7    PLANS, ETC., TO BE PRODUCED ................................  42
       24.8    PLANNING CONDITIONS ........................................  42
       24.9    PLANNING REFUSAL ...........................................  42

25.    STATUTORY NOTICES ..................................................  43

26.    FIRE PRECAUTIONS AND EQUIPMENT .....................................  43
       26.1    COMPLIANCE WITH REQUIREMENTS ...............................  43
       26.2    FIRE FIGHTING APPLIANCES TO BE SUPPLIED ....................  43
       26.3    ACCESS TO BE KEPT CLEAR ....................................  43

27.    DEFECTIVE PREMISES .................................................  44

                                    SECTION 8
                                    INSURANCE

28.    INSURANCE PROVISIONS ...............................................  44
       28.1    LANDLORD TO INSURE .........................................  44
       28.2    COMMISSIONS AND RESTRICTION ON TENANT INSURING .............  45
       28.3    FULL REINSTATEMENT COST ....................................  45
       28.4    LANDLORD'S FIXTURES ........................................  45
       28.5    LANDLORD TO PRODUCE EVIDENCE OF INSURANCE ..................  45
       28.6    INSURANCE VALUATIONS .......................................  45
       28.7    DAMAGE TO THE BUILDING .....................................  46

       28.8    OPTION TO DETERMINE ........................................  46
       28.9    WHERE REINSTATEMENT IS PREVENTED ...........................  47
       28.10   ALLOCATION OF INSURANCE MONIES .............................  47
       28.11   PAYMENT OF INSURANCE MONEY REFUSED .........................  48
       28.12   SUSPENSION OF RENT PAYMENTS ................................  48
       28.13   BENEFIT OF OTHER INSURANCES ................................  48
       28.14   INSURANCE BECOMING VOID ....................................  48
       28.15   REQUIREMENTS OF INSURERS ...................................  49
       28.16   NOTICE BY TENANT ...........................................  49
       28.17   NOTING OF TENANT'S INTEREST ................................  49

                                   SECTION 9
                   DEFAULT OF TENANT AND RIGHTS OF RE-ENTRY

29.    DEFAULT OF TENANT ..................................................  49
       29.1    RE-ENTRY ...................................................  49
       29.2    EVENTS OF DEFAULT ..........................................  49

                                   SECTION 10
                     LANDLORD'S SERVICES AND SERVICES CHARGE

30.    LANDLORD'S SERVICES ................................................  51
       30.1    PROVISION OF SERVICES ......................................  51
       30.2    VARIATION OF SERVICES ......................................  53
       30.3    FAILURE BY LANDLORD TO PROVIDE SERVICES ....................  54
       30.4    EXCLUSION OF LANDLORD'S LIABILITY ..........................  54
       30.5    EXCLUSION OF LANDLORD'S LIABILITY FOR CONDUITS .............  54
       30.6    BUSINESS HOURS .............................................  54

31.    SERVICE CHARGE .....................................................  54
       31.1    DEFINITIONS ................................................  54
       31.2    ACCOUNT OF EXPENDITURE .....................................  56
       31.3    ADVANCE PAYMENT ............................................  56
       31.4    BALANCING PAYMENT ..........................................  57
       31.5    OMISSIONS ..................................................  57
       31.6    ALTERATION OF SERVICE CHARGE PERCENTAGE ....................  57
       31.7    CONTINUING APPLICATION OF PROVISIONS .......................  58
       31.8    RETAIL UNIT ................................................  58
       31.9    DISPUTES ...................................................  58

                                   SECTION 11
                                  MISCELLANEOUS

32.    QUIET ENJOYMENT ....................................................  58

33.    RELETTING NOTICES ..................................................  58

34.    DISCLOSURE OF INFORMATION ..........................................  59

35.    INDEMNITY ..........................................................  59

36.    REPRESENTATIONS ....................................................  59

37.    EFFECT OF WAIVER ...................................................  59

38.    NOTICES ............................................................  60
       38.1    NOTICES TO TENANT OR GUARANTOR .............................  60
       38.2    NOTICES TO LANDLORD ........................................  60

39.    APPLICABLE LAW AND JURISDICTION ....................................  60

40.    INVALIDITY OF CERTAIN PROVISIONS ...................................  60

41.    GUARANTOR'S COVENANTS ..............................................  60

42.    NEW TENANCY ........................................................  61

43.    TENANT'S OPTION TO DETERMINE .......................................  61

44.    RETAIL UNIT ........................................................  61

45.    SIGNAGE ON THE BUILDING ............................................  63

46.    RETAIL UNIT OPAQUE COVERING ........................................  63

SCHEDULE 1
EXCEPTIONS AND RESERVATIONS ...............................................  64

SCHEDULE 2
RIGHTS GRANTED ............................................................  66

SCHEDULE 3
USE RESTRICTIONS ..........................................................  69

SCHEDULE 4
COVENANTS BY GUARANTOR ....................................................  71

SCHEDULE 5
AUTHORISED GUARANTEE AGREEMENT TO BE GIVEN BY
TENANT/UNDERTENANT PURSUANT TO CLAUSES 19.4 AND 20.12.2 ...................  75

SCHEDULE 6
DEEDS AND DOCUMENTS CONTAINING MATTERS
TO WHICH THE PREMISES ARE SUBJECT .........................................  86

SCHEDULE 7
ITEMS OF EXPENDITURE AS REFERRED TO IN CLAUSE 31 ..........................  87

THIS LEASE is made on the                        day of                  19


BETWEEN:-


(1) JC NO. 3 (UK) LIMITED and FLEET STREET SQUARE MANAGEMENT LIMITED TRADING as FLEET STREET PARTNERSHIP, both of 76 Shoe Lane, London EC4A 3JB (the "Landlord");

(2) GOLDMAN SACHS INTERNATIONAL (Company registration number 2263951) whose registered office is at Peterborough Court, 133 Fleet Street, London EC4A 2BB (the "Original Tenant"); and


(3) THE GOLDMAN SACHS GROUP, L.P. of 85 Broad Street, New York, New York 10004 (the "Guarantor")


NOW THIS DEED WITNESSES as follows:-

It is hereby recorded that this Lease was not granted in pursuance of either an agreement, option or right of pre-emption entered into before 1 January 1996 (the date of the coming into force of the Landlord and Tenant (Covenants) Act
1995) or an order of a Court made before that date, and accordingly this Lease constitutes a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.


                                    SECTION 1

                         DEFINITIONS AND INTERPRETATION


1.     DEFINITIONS

       In this Lease, unless the context requires otherwise, the following expressions shall have the following meanings:-


1.1 "1927 ACT" means the Landlord and Tenant Act 1927 as amended prior to (but not after) the date of this Lease;


1.2    "1995 ACT" means the Landlord and Tenant (Covenants) Act 1995;


1.3 "ADDITIONAL RENT" means all sums referred to in clause 6, and all sums which are recoverable as rent in arrear or stated in this Lease to be due to the Landlord;

1.4 "ADJOINING PROPERTY" means any land and/or buildings adjoining or neighbouring the Premises;

1.5 "AFFILIATE" of any specified person means any other person directly or indirectly controlled or controlled by or under common control with such specified person (for the purposes of this paragraph `control' (including `control by' or under `common control with') shall mean the power to direct management and policies directly or indirectly whether through the ownership of voting securities or equity interests by contract or otherwise);

1.6 "AGREEMENT FOR LEASE" means the agreement for lease dated [ o ] made between (1) JC No. 3 (UK) Limited and Fleet Street Square Management Limited trading as Fleet Street Partnership, (2) Goldman Sachs International, (3) Restamove Limited, (4) The Goldman Sachs Group L.P.,
       (5) Itochu Corporation;

1.7 "APPLICATION TO ASSIGN" means an application made by the Tenant to assign this Lease pursuant to clause 19;

1.8 "ASSOCIATED COMPANY" means a company corporation or partnership which is a subsidiary or Affiliate of another and a company corporation or partnership shall be taken to be associated if both are subsidiaries or Affiliates of a third company corporation or partnership;

1.9 "ATRIUM" means the atrium shown outlined and hatched in purple on the Lease plans;

1.10 "BASE BUILDING SYSTEMS" means the mechanical, electrical, sanitary, heating, ventilating, life safety, air conditioning, fire or other systems in the Building;

1.11 "BASE RATE" means the base rate for the time being of Barclays Bank PLC or some other London clearing bank nominated from time to time by the Landlord or, in the event of base rate being abolished, such other comparable rate of interest as the Landlord shall reasonably specify;

1.12 "BUILDING" means the land situated at 120 Fleet Street London EC4 together with the building erected on it or on part of it and known as 120 Fleet Street and for the purpose of identification only shown edged red on Plan 1 as the same are registered at H.M. Land Registry under title number NGL 729721 and each and every part of the land and building, including:-

       (a) any Conduits in, on, under or over and exclusively serving them, except those of any utility company;

       (b) all landlord's fixtures, fittings, plant, machinery, apparatus and equipment now or after the date of this Lease in or upon the same including (without limitation) any lifts, lift shafts and lift machinery, any boilers and central heating and air conditioning plant, any sprinklers and the water and sanitary apparatus; and

       (c)    any additions, alterations and improvements;

1.13 "BUSINESS HOURS" means the usual business or working hours of the Building which shall be 7.30 a.m. to 7.30 p.m. on Mondays to Fridays (inclusive) (excluding Christmas Day, Good Friday and all usual bank or public holidays) and such additional hours as the Landlord may, from time to time, reasonably determine having regard to the interests of the tenants and occupiers of the Building;

1.14 "COMMON PARTS" means any entrance halls, corridors, passages, lobbies, atria, landings, staircases, lifts, lavatories, pedestrian ways, courtyards, forecourts, risers, car parks, service areas and loading bays and any other amenities in, or forming part of, the Building which are intended for common use by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them but excluding the Lettable Areas;

1.15 "CONDUITS" means all drains, pipes, gullies, gutters, sewers, watercourses, ducts, mains, channels, subways, wires, cables, conduits, trunking, ducting, flues, boilers pumps and other plant and equipment for the provision of water gas electricity telephone communications heating cooling ventilation sprinkler systems fire alarm systems and other services and any other conducting media of whatsoever nature now or during the Term laid or constructed in through over or under the Building;

1.16 "CURRENT TENANT" means the person or persons in whom this Lease is vested at the date of the relevant Application to Assign;

1.17 "DAILY EXPRESS BUILDING" means that part of the Premises edged and hatched yellow on the lease plans.

1.18 "DECORATION YEAR" means the year ending [o Note: this will be the date five years from Shell & Core Completion] and every subsequent fifth year after that date;

1.19 "DEVELOPMENT" means development as defined in section 55 of the Town and Country Planning Act 1990;

1.20 "FORCE MAJEURE" means any of fire, storm, tempest, other extreme adverse weather conditions, war, hostilities, rebellion, revolution, insurrection, military or usurped power, civil war, national strikes, riot, terrorist action, commotion, disorder, decree of government, non availability of labour, materials or equipment (to the extent the same are not readily obtainable elsewhere) and (without prejudice to the generality of the foregoing) any other cause or circumstances which are beyond the Landlord's reasonable control and which adversely affects the performance by the Landlord or anyone acting on its behalf of the terms and provisions of this Lease

       Provided that each and every such cause or circumstance shall only count to the extent that it:-

       (i) adversely affects the performance of the Landlord or anyone acting on its behalf in relation to the terms and provisions of this Lease; and

       (ii) cannot reasonably be avoided or provided against by the Landlord without any undue cost; and

       (iii) is not due to the wilful or deliberate act default or negligent act or omission of the Landlord;

1.21 "GROUP COMPANY" means any company within the same group of companies as the Tenant as set out below:-

       (i) Any two companies shall be taken to be members of a group if one is the subsidiary of the other or both are subsidiaries of a third company;

       (ii) In determining whether any company is a subsidiary of another company the word subsidiary bears the meaning assigned to it by
              Section 736 of the Companies Act 1985 as originally enacted;

       (iii) In determining whether any corporation (which shall be construed in accordance with Section 740 of the Companies Act 1985 as originally enacted) is a subsidiary of another corporation or of a company or whether any company is a subsidiary of a corporation the word subsidiary bears the meaning assigned to it by section

              736 of the Companies Act 1985 as originally enacted but modified only so that 'company' includes 'corporation' for this purpose;

       (iv) A partnership (which shall be construed as including a partnership under the laws of the United Kingdom or elsewhere) shall be taken to be a subsidiary of another partnership or of a company or corporation if that other partnership or company or corporation is entitled to more than one half of the assets or more than one half of the income of the first mentioned partnership;

       (v) A company or corporation shall be deemed to be a subsidiary of a partnership if that partnership controls the composition of the board of directors of the company or corporation or holds more than half in nominal value of the issued equity share capital of the company or corporation;

1.22 "GUARANTOR" means the party (if any) named as 'Guarantor' in this Lease and includes the person from time to time guaranteeing the obligations of the Tenant under this Lease and, in the case of an individual, includes his personal representatives;

1.23 "INITIAL RENT" means the sum of [ o ] pounds sterling (pound o ) per annum exclusive;

       [NOTE: TO BE INSERTED ONCE FLOOR AREAS AGREED AND INDIVIDUAL LEASES CREATED]

1.24   "INSURANCE RENT" means:-

       (a) a due proportion (to be fairly and properly determined by the Landlord or the Surveyor) of the sums which the Landlord pays from time to time for insuring the Building against the Insured Risks pursuant to clause 28.1.1 and the other items referred to in clause 28.1.3 and 28.1.4 all at such competitive rates as are reasonably obtainable in the London insurance market;

       (b) all sums which the Landlord pays from time to time for insuring against loss of the Principal Rent and the Service Charge pursuant to clause 28.1.2;

1.25 "INSURED RISKS" means (to the extent that any of the same are insurable in the London insurance market) fire, storm, tempest, flood, earthquake, lightning, explosion, impact, aircraft (other than hostile aircraft) and other aerial devices and articles dropped from them, riot, civil commotion and malicious damage including damage resulting from terrorism, bursting or overflowing of water tanks, apparatus or pipes, and such other risks as the Landlord may, in its discretion from time to time, determine, subject to such normal exclusions, excesses, limitations, terms and conditions as may be contained in any policy taken out by the Landlord (but not so as to exclude terrorist risk if cover is available);

1.26 "LANDLORD" means the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.27 "THIS LEASE" means this Lease and any document which is supplemental to it, whether or not it is expressly stated to be so;

1.28 "LETTABLE AREAS" means those parts of the Building leased or intended to be leased to occupational tenants;

1.29 "NET INTERNAL AREA" means the total floor area expressed in square feet measured in accordance with the Code of Measuring Practice published on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers current at the date upon which reference is made to such Code (ignoring any works carried out by or on behalf of any tenant or occupier prior to or during the subsistence of this Lease in existence at the time of such measurement which would reduce such total floor area);

1.30 "ORDER" means the Town and Country Planning (Use Classes) Order 1987 only and not any amendment or re-enactment of the Order after the date of this Lease;

1.31   "ORIGINAL GUARANTOR" means the guarantor (if any) of the Original Tenant;

1.32   "ORIGINAL TENANT" means the Tenant to whom this Lease was first granted;

1.33 "PERMITTED USE" means high class offices within paragraph (a) of Class B1 (Business) of the Order and purposes ancillary to such uses including a travel agency providing services only to the Tenant, restaurant, fitness centre, medical centre, sleeping accommodation and franchised food outlets not open to the public (but excluding offices for a turf accountancy, pools promoter, estate agency, travel agency, staff agency, employment agency, job centre and any government department which are in any case open to the public without appointment and any other use to which the Landlord may reasonably object on the grounds of good estate management);

1.34   "PLANS" means the plans annexed to this Lease;

1.35 "PLANNING ACTS" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act

       1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and the Town and Country Planning (Control of Advertisements) Regulations 1992 and any other town and country planning or related legislation;

1.36 "PREMISES" means the floors of the Building shown edged red on Plans 2 to 11 including:-

       (a) the internal plaster surfaces and finishes of any structural or load bearing walls and columns in or which enclose them, but not any other part of such walls and columns;

       (b) the entirety of any non-structural or non-load bearing walls and columns in them;

       (c) the inner half (severed medially) of any internal non-load bearing walls which divide them from any other part of the Building;

       (d) the floor finishes of them and all carpets but the lower limit of the Premises shall not extend to anything below the floor finishes;

       (e) the ceiling finishes of them, including suspended ceilings (if any) and light fittings but the upper limit of the Premises shall not extend to anything above the ceiling finishes;

       (f) all internal window frames and window furniture and all glass in the windows and all doors, door furniture and door frames;

       (g) all sanitary and hot and cold water apparatus and equipment and any radiators in them and all fire fighting equipment and hoses in them;

       (h) all Conduits in them and exclusively serving the same, except those of any utility company;

       (i) all landlord's fixtures, fittings, plant, machinery, apparatus and equipment at any time in or on them and exclusively serving the same (but not any air conditioning units, sprinklers and ducting and ancillary plant, machinery, apparatus or equipment); and

       (j)    any additions, alterations and improvements;

1.37   "PRESCRIBED RATE" means four per cent (4%) per annum above the Base Rate;

1.38 "PRESIDENT" means the President for the time being of the Royal Institution of Chartered Surveyors and if the President is unavailable includes the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf;

1.39   "PRINCIPAL RENT" means the rent payable under clause 4.1.1;

1.40 "PROPERTY MANAGEMENT AGREEMENT" means the property management agreement dated [ o ] entered into between (1) o [FSP] (2) o [Goldman Sachs Property Management and (3) o [Tenants] relating to 120 Fleet Street;

1.41 "PROPOSED ASSIGNEE" means the person stated in the Application to Assign as being the person to whom the Tenant wishes to assign this Lease under clause 19 and, where such Application to Assign states that such person will be guaranteed by another person (other than the Tenant), includes the prospective guarantor;

1.42 "PROPOSED ASSIGNMENT" means the proposed assignment of this Lease by the Current Tenant to the Proposed Assignee described in the Application to Assign;

1.43 "PROPOSED GUARANTOR" means the person who will guarantee to the Landlord the obligations of the Proposed Assignee but this expression shall not include the Current Tenant;

1.44 "REGULATIONS" means the reasonable regulations set out in a manual which has been made available to the Tenant and which may be updated from time to time and such substituted or additional reasonable Regulations as the Landlord may from time to time notify in writing to the Tenant for the general management oversight and security of the Premises, the Building, the Common Parts and other areas used or to be used in common with others provided that if there be a direct inconsistency between the terms of this Lease and such regulations, the terms of this Lease shall prevail;

1.45 "REINSTATEMENT SCHEDULE" means the schedule annexed and marked Tenant Reinstatement Obligations;

1.46 "RENT COMMENCEMENT DATE" means [ o to be determined pursuant to Agreement for Lease];

1.47   "RENTS" means the sums payable by the Tenant under clause 4;

1.48 "RETAIL UNIT" means the area shown hatched brown on the plans of the ground and lower ground floor of the Building annexed hereto;

1.49 "RETAINED PARTS" means all parts of the Building which do not comprise Lettable Areas, including:-

       (a)    the Common Parts;

       (b) office and residential or other accommodation which may, from time to time, be reserved in the Building for staff;

       (c) any parts of the Building reserved by the Landlord for the housing of plant, machinery or equipment, or otherwise in connection with, or required for, the provision of services;

       (d) all Conduits in, on, over or under, or exclusively serving the Building, except any that form part of the Lettable Areas;

       (e) the main structure of the Building, including the roof and its structural parts, the foundations, all external walls, any internal structural or load bearing walls and columns, the structural slabs of the ceilings and floors, any party structures, boundary walls, railings and fences, and all exterior parts of the Building and any pavements, pavement lights, roads and car parking areas (if any) which form part of the Building;

1.50 "REVIEW DATE" means [o to be determined pursuant to Agreement for Lease] and every fifth anniversary of that date during the Term and "RELEVANT REVIEW DATE" shall be construed accordingly;

1.51   "SERVICE CHARGE" has the meaning given to that expression in clause 31;

1.52 "STRUCTURE" means all structural or load bearing parts of the Building and includes:-

       (a) the foundations including any piles, pile caps and retaining or membrane walls;

       (b)    all structural columns, supports and walls (including any atria);

       (c)    all parts of the roof and exterior of the Building;

       (d)    the structure of all floors within the Building;

       (e) any pavements, pathways or similar areas within the curtilage of the Building but excludes;

       (f) the plaster, suspended ceilings or other internal decorative finishes to such structural parts of the Building;

       (g) all doors, window frames and glass (including any patent or double glazing) in the external walls of the Building.

1.53 "SURVEYOR" means any person appointed by the Landlord to perform the function of a surveyor or an accountant for any purpose of this Lease and includes any employee of the Landlord or of a Group Company of the Landlord appointed for that purpose and any person appointed by the Landlord to collect the rents or to manage the Building but does not include the Review Surveyor as defined in clause 5.

1.54 "TENANT" means the party named as "ORIGINAL TENANT" in this Lease and includes the Tenant's successors in title and assigns and, in the case of an individual, his personal representatives;

1.55 "TENANT'S WORKS" means the Fit Out Works as defined in the Agreement for Lease;

1.56 "TERM" means the term of years specified in clause 3.1 and includes the period of any holding over or any extension or continuation, whether by statute or common law;

1.57 "TERM COMMENCEMENT DATE" means [0 to be determined pursuant to Agreement for Lease];

1.58 "UTILITIES" means water, soil, steam, air, electricity, radio, television, telegraphic, telephone, telecommunications and other services and supplies of whatsoever nature;

1.59 "VALUE ADDED TAX" means value added tax as defined in the Value Added Tax Act 1994 and any tax of a similar nature substituted for, or levied in addition to, such value added tax;

1.60 "WORKING DAY" means any day, other than a Saturday or Sunday, on which clearing banks in the United Kingdom are open to the public for the transaction of business.

2.     INTERPRETATION

       Unless there is something in the subject or context inconsistent with the same:-

2.1 every covenant by a party comprising more than one person shall be deemed to be made by such party jointly and severally;

2.2 words importing persons shall include firms, companies and corporations and vice versa;

2.3 any covenant by any party not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

2.4 any reference to the right of the Landlord to have access to, enter or call for information on the Premises shall be construed as extending to all persons authorised by it, including servants, agents, professional advisers, contractors, workmen and others;

2.5 any reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of it for the time being in force, and all instruments, orders, notices, regulations, directions, bye-laws, permissions and plans for the time being made, issued or given under it, or deriving validity from it;

2.6 all agreements and obligations by any party contained in this Lease (whether or not expressed to be covenants) shall be deemed to be, and shall be construed as, covenants by such party;

2.7 the words "including" and "include" shall be deemed to be followed by the words "without limitation";

2.8 the titles or headings appearing in this Lease are for reference only and shall not affect its construction;

2.9 any reference to a clause or schedule shall mean a clause or schedule of this Lease;

2.10 references to any party not withholding consent or approval shall be deemed to be references to consent or approval also not being delayed and any obligation or reference to a party not withholding or delaying consent shall be deemed to be a covenant by that party to that effect; and

2.11 all references to notices, demands or requests shall be deemed to be references to notices demands or requests in writing.

                                    SECTION 2

                                 GRANT OF LEASE

3.     GRANT, RIGHTS AND OTHER MATTERS

3.1    DEMISE AND TERM

       In consideration of the rents, covenants and agreements reserved by, and contained in, this Lease to be paid and performed by the Tenant, the Landlord leases the Premises to the Tenant from and including the Term Commencement Date for the term of twenty-five (25) years subject to the Tenant paying the Rents to the Landlord in accordance with clause 4.

3.2    EXCEPTIONS AND RESERVATIONS

       There are excepted and reserved out of this Lease the rights and easements set out in SCHEDULE 1.

3.3    RIGHTS

       This Lease is granted together with the rights and easements set out in
       SCHEDULE 2.

3.4    THIRD PARTY RIGHTS

       This Lease is granted subject to any matters contained or referred to in
       SCHEDULE 6 so far as any of them relate to the Premises and are still subsisting and capable of taking effect;

3.5    NO IMPLIED EASEMENTS

       Nothing contained in this Lease shall confer on, or grant to, the Tenant any easement, right or privilege, other than any expressly granted by this Lease.

3.6    COVENANTS AFFECTING REVERSION

       The Tenant shall perform and observe the agreements, covenants, restrictions and stipulations contained or referred to in the deeds and documents listed in SCHEDULE 6 so far as any of them relate to the Premises and are still subsisting and capable of taking effect.

3.7    ENCROACHMENTS AND EASEMENTS

       The Tenant shall not:-

       3.7.1 stop up or obstruct any of the windows or lights belonging to the Premises and shall not permit any new window, light, opening, doorway, passage, Conduit or other encroachment or easement to be made or acquired into, on or over the Premises or any part of them. If any person shall attempt to make or acquire any encroachment or easement whatsoever, the Tenant shall give written notice of that fact to the Landlord promptly after it shall come to the notice of the Tenant and, at the request of the Landlord but at the joint cost of the Landlord and the Tenant, adopt such means as may be reasonably required by the Landlord for preventing any encroachment or the acquisition of any easement.

       3.7.2 give to any person any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings of the Premises by the consent of such person;

       3.7.3 pay any sum of money or enter into any agreement with any person for the purpose of inducing or binding such person to abstain from obstructing the access of light to any of the windows or openings of the Premises and in the event of any person doing or threatening to do anything which obstructs the access of light to any of the windows or openings of the Premises promptly to notify the Landlord of the same.

3.8    COVENANTS RELATING TO OTHER PROPERTY

       Nothing contained in, or implied by, this Lease shall give the Tenant the benefit of, or the right to enforce or prevent the release or modification of, any covenant or agreement entered into by any tenant of the Landlord in respect of any property not comprised in this Lease.

3.9    RIGHTS OF ENTRY BY LANDLORD

       The Tenant shall permit the Landlord with all necessary materials and appliances to enter and remain on the Premises:-

       3.9.1 to examine the state of repair and condition of the Premises and to take details of the landlord's fixtures and fittings in them; and

       3.9.2  to exercise any of the rights excepted and reserved by this Lease

       Provided that the Landlord shall not exercise any right of entry unless it is impracticable or unreasonably expensive to carry out the relevant work otherwise than by entry onto the Premises.

3.10   TERMS OF ENTRY BY LANDLORD

       In exercising any of the rights mentioned in clause 3.9, the Landlord or the person exercising the right shall:-

       3.10.1 give to the Tenant reasonable prior notice that the right is to be exercised and shall only exercise it outside the hours of 9 a.m. to 6 p.m. (inclusive) on Working Days and by prior written arrangement with the Tenant (except in an emergency, when no notice need be given and when it can be exercised at any time);

       3.10.2 cause as little inconvenience as reasonably practicable to the Tenant or any other permitted occupier of any part of the Premises;

       3.10.3 make good, as soon as reasonably practicable and to the reasonable satisfaction of the Tenant, any damage caused to the Premises and the Tenant's and any permitted occupier's property; and

       3.10.4 comply with the Tenant's security requirements and allow the Landlord's representatives or workmen to be accompanied at all times by a representative of the Tenant.

3.11   LANDLORD'S COVENANTS

       Covenants on the part of the Landlord are covenants to do or not to do that which is covenanted for so long only as the Landlord remains entitled to the reversion immediately expectant on the determination of the Term.

                                    SECTION 3

                              FINANCIAL PROVISIONS

4.     RENTS

4.1    TENANT'S OBLIGATION TO PAY

       The Tenant covenants to pay to the Landlord at all times during the Term or until released pursuant to the Landlord and Tenant (Covenants) Act 1995:-

       4.1.1 yearly, and proportionately for any fraction of a year, the Initial Rent and from and including each Review Date, such yearly rent as shall become payable under clause 5;

       4.1.2  the Insurance Rent;

       4.1.3  the Service Charge;

       4.1.4  the Additional Rent; and

       4.1.5 any Value Added Tax chargeable in respect of the Principal Rent; the Insurance Rent, the Service Charge and the Additional Rent.

4.2    DATES OF PAYMENT OF PRINCIPAL RENT

       The Principal Rent and any Value Added Tax chargeable on it shall be paid in four (4) equal instalments in advance on each of 25th March, 24th June, 29th September and 25th December in every year, the first payment, being a proportionate sum in respect of the period from and including the Rent Commencement Date to the day before the quarter day following the Rent Commencement Date, to be made on the Rent Commencement Date.

4.3    METHOD OF PAYMENT OF PRINCIPAL RENT

       The Principal Rent and any Value Added Tax chargeable on it shall be paid in such manner as to ensure that the Landlord shall receive full value in cleared funds on the date when payment is due.

4.4    DATES OF PAYMENT OF INSURANCE RENT, ADDITIONAL RENT AND COMMON EXPENSES

       The Insurance Rent, the Additional Rent and any Value Added Tax chargeable on any of them shall be paid within five working days of demand.

4.5    DATES OF PAYMENT OF SERVICE CHARGE

       The Service Charge and any Value Added Tax chargeable on it shall be paid within five working days of demand in accordance with clause 31;

4.6    NO RIGHT OF SET-OFF

       The Tenant shall pay the Rents without any deduction, set-off, counterclaim or abatement whatsoever save such (if any and then only the minimum) as the Tenant may by law be required to make.

5.     RENT REVIEW

5.1    DEFINITIONS

       In this clause, the following expressions shall have the following meanings:-

       5.1.1 "OPEN MARKET RENT" means the full yearly rent which would reasonably be expected to be payable in respect of the Assumed Premises after the expiry of any rent free period, concessionary rent and/or after the giving of any other inducement (whether by means of a capital payment or otherwise) given in each case solely in connection with the fitting out of the Assumed Premises by the incoming tenant of such length or of such amount or nature as would normally be negotiated in the open market between a willing landlord and a willing tenant (to the intent that no discount, reduction or allowance shall be made in ascertaining the Open Market Rent to reflect such rent free period, concessionary rent or other inducement as would be negotiated as aforesaid or to compensate the Tenant for its absence) upon a letting of the Assumed Premises by one lease in the open market with vacant possession at the Relevant Review Date by a willing landlord to a willing tenant and without the landlord receiving any premium or any other consideration for the grant of the lease for a term of years commencing on the Relevant Review Date and equal to the longer of (a) the residue of the Term remaining unexpired on the Relevant Review Date and (b) fifteen
              (15) years and otherwise on the terms and conditions and subject to the covenants and provisions contained in this Lease (other than the amount of the rent payable under this Lease but including the provisions for the review of rent contained in this clause) and making the Assumptions but disregarding the Disregarded Matters;

       5.1.2 "ASSUMED PREMISES" means the Premises on the assumptions (if not facts) that:-

              5.1.2.1 the Building has been constructed, fitted-out, equipped and completed in accordance with the drawings and specification annexed hereto entitled "BASE BUILDING DEFINITION" at the Landlord's expense;

                      [NOTE: THIS WILL BE THE AGGREGATE OF THE BASE BUILDING AS-BUILT PLANS AND BASE BUILDING SPECIFICATION (EXCLUDING TRM'S) TOGETHER WITH THE CATEGORY `A' WORKS SPECIFICATION]

              5.1.2.2 (to the extent not the same as the works described in the
                      Base Building Definition) the Tenant's Works have not been carried out;

              5.1.2.3 all tenant's fixtures have been removed and any damage caused by such removal has been made good and the Premises (constructed and fitted out as aforesaid) comprise clear space;

              5.1.2.4 if the Premises or the Building or any part of them or any access to or amenities, services or facilities for them have been destroyed, damaged or otherwise adversely affected, they have been fully rebuilt, reinstated and restored; and

              5.1.2.5 the Premises enjoy all necessary rights in relation to the
                      Common Parts to enable their proper use and enjoyment.

       5.1.3 "ASSUMPTIONS" means the following assumptions (if not facts) at the Relevant Review Date:-

              5.1.3.1 that no work has been carried out by or on behalf of the
                      Tenant or any undertenant or any other occupier or their respective predecessors in title or any Group Company of any of them prior to or during the Term, which has diminished the rental value of the Premises or adversely affected the Assumed Premises;

              5.1.3.2 that all the covenants contained in this Lease have been fully performed and observed and that any Landlord's covenants which have been delegated by the Landlord to the Tenant pursuant to any management arrangements which are still subsisting at the Relevant Review Date have been fully performed and observed; and

              5.1.3.3 that the Assumed Premises comply with all statutory and regulatory requirements and may lawfully be used for the purposes permitted by this Lease.

              5.1.3.4 that, notwithstanding the actual use, all car parking spaces referred to in Schedule 2 of this Lease are fully available for the Tenant's use as car parking spaces

              5.1.3.5 that the Assumed Premises have the benefit if required of sufficient additional contiguous office space within the Building to properly support the trading floor levels within the Premises

              5.1.3.6 that the areas shown hatched red on Plans 2, 3, 4, 6, 7 and 9 are let at the same rent per square foot as is awarded as open market rent for the office areas on the relevant floor

              5.1.3.7 that the areas shown hatched green on Plan 11 are let at the same rent per square foot as is awarded as open market rent for storage areas on the relevant floor] [o Note:
                      Basement to Fourth Floor Lease only]

              5.1.3.8 that the areas shown [o    ] on Plans [ o ] annexed hereto
                      marked Riser Plan are let at the same rent per square foot as is awarded as open market rent for the office areas on the relevant floor [o Note: Plan to be prepared showing Tenant's Exclusive Risers on ALL floors]

       5.1.4  "DISREGARDED MATTERS" means:-

              5.1.4.1 any effect on rent of the fact that the Tenant or any permitted undertenant or their respective predecessors in title or any Group Company of any of them may have been in occupation of the Premises;

              5.1.4.2 any goodwill attached to the Premises by reason of the business then carried on at the Premises by the Tenant or any permitted undertenant or other permitted occupier;

              5.1.4.3 any effect on rent attributable to the existence, at the
                      Relevant Review Date, of any improvement to the Premises carried out after the date of this Lease with all necessary consents (where required) by the Tenant or any permitted undertenant and without any liability on the Landlord's part to pay any compensation in respect thereof otherwise than in pursuance of an obligation to the Landlord or its predecessors in title or at the Landlord's expense;

              5.1.4.4 any effect on rent attributable to any occupation by the
                      Tenant of, or any physical link between the Premises and the adjoining premises known as Peterborough Court, Fleet Street, London EC4;

              5.1.4.5 any special bid which the Tenant might make by reason of its occupation of any other parts of the Building and/or Peterborough Court; and

              5.1.4.6 the obligation of the Tenant contained in clauses 11.1 and
                      11.2 to reinstate at the end of the term the following items:-

                      (a)    the secondary entrance at upper ground floor level

                      (b)    the installation of 4 standby generators

                      (c)    plant installed in the basement of the Premises

                      (d)    the bridge and tunnel links

       5.1.5 "REVIEW SURVEYOR" means a Member of the Royal Institution of Chartered Surveyors based in the City of London who is an independent chartered surveyor with not less than ten (10) years' experience of valuing and leasing property similar in nature and location to the Premises and who is well acquainted with the market in the area in which the Premises are located appointed from time to time under this clause 5 to determine the Open Market Rent.

5.2    RENT REVIEWS

       The Principal Rent shall be reviewed at each Review Date in accordance with the provisions of this clause and from and including each Review Date the Principal Rent shall equal the higher of:-

       5.2.1 the Principal Rent contractually payable immediately before the Relevant Review Date (or which would be payable but for any suspension of rent under this Lease); and

       5.2.2 the Open Market Rent for the Assumed Premises on the Relevant Review Date as agreed or determined pursuant to this clause;

5.3    AGREEMENT OR DETERMINATION OF THE REVIEWED RENT

       The Open Market Rent for the Assumed Premises at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if they have not been so agreed, either party may by notice in writing to the other require the Open Market Rent to be determined by the Review Surveyor.

5.4    APPOINTMENT OF REVIEW SURVEYOR

       In default of agreement between the Landlord and the Tenant on the appointment of the Review Surveyor, the Review Surveyor shall be appointed by the President on the written application of either party, such application to be made not earlier than one (1) month before the Relevant Review Date.

5.5    FUNCTIONS OF REVIEW SURVEYOR

       The Review Surveyor shall (unless the parties shall otherwise agree) act as an arbitrator in accordance with the Arbitration Act 1996.

5.6    APPOINTMENT OF NEW REVIEW SURVEYOR

       If the Review Surveyor dies, is unwilling to act, or becomes incapable of acting, or if, for any other reason, he is unable to act, the Landlord or the Tenant may request the President to discharge the Review Surveyor and appoint another surveyor in his place to act in the same capacity, which procedure may be repeated as many times as necessary.

5.7    INTERIM PAYMENTS PENDING DETERMINATION

       If the amount of the reviewed rent has not been agreed or determined by the Relevant Review Date (the date of agreement or determination being called the "DETERMINATION DATE"), then:-

       5.7.1 in respect of the period (the "INTERIM PERIOD") beginning with the Relevant Review Date and ending on the day before the quarter day following the Determination Date, the Tenant shall pay to the Landlord the Principal Rent at the yearly rate payable immediately before the Relevant Review Date; and

       5.7.2 on the Determination Date, the Tenant shall pay to the Landlord as arrears of rent the amount by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest on such amount at four per cent (4%) per annum below the Prescribed Rate, such interest to be calculated on the amount of each quarterly shortfall on a day-to-day basis from the date on which it would have been payable if the revised rent had then been agreed or determined to the date of actual payment.

5.8    RENT RESTRICTIONS

       If, at any time during the Term, restrictions are imposed by any statute for the control of rent which prevent or prohibit wholly or partly the operation of the rent review provisions contained in this clause or which operate to impose any limitation, whether in time or amount, on the collection and retention of any increase in the Principal Rent or any part then and in each case respectively:-

       5.8.1 the operation of the rent review provisions contained in this clause shall be postponed to take effect on the first date on which such operation may occur;

       5.8.2 the collection of any increase in the rent shall be postponed to take effect on the first date on which such increase may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and, until such restrictions shall be relaxed either wholly or partially, the Principal Rent shall be the maximum sum from time to time permitted by such restrictions.

5.9    MEMORANDA OF REVIEWED RENT

       Within ten (10) Working Days after the amount of any reviewed rent has been agreed or determined, memoranda recording that fact shall be prepared by the Landlord or its solicitors and shall be signed by or on behalf of the Landlord and the Tenant and any Guarantor and annexed to this Lease and its counterpart. The parties shall each bear their own costs in relation to the preparation and signing of such memoranda.

5.10   TIME NOT OF THE ESSENCE

       For the purpose of this clause, time shall not be of the essence.

6.     INTEREST

6.1    INTEREST ON LATE PAYMENTS

       Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, if any of the Rents (whether formally demanded or not) or any other sum of money payable to the Landlord by the Tenant under this Lease shall not be paid so that the Landlord receives full value in cleared funds:-

       6.1.1 in the case of the Principal Rent and any Value Added Tax chargeable on it, on the date when payment is due (or, if the due date is not a Working Day, the next Working Day after the due date); or

       6.1.2 in the case of any other Rents or sums, within five (5) Working Days of the date when payment is due the Tenant shall pay interest on such Rents and/or sums at the Prescribed Rate from and including the date when payment was due to the date of payment to the Landlord (both before and after any judgment).

7.     OUTGOINGS

7.1    TENANT'S OBLIGATION TO PAY

       The Tenant shall pay, or indemnify the Landlord against, all existing and future rates, taxes, duties, charges, assessments, impositions and other outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) which are now or may at any time during the Term be charged, levied, assessed or imposed upon, or payable in respect of, the Premises or upon the owner or occupier of them (excluding any tax payable by the Landlord occasioned by any actual or deemed disposition of, or actual or deemed dealing with, the reversion of this Lease and any tax other than VAT chargeable in respect of the rents) and, in the absence of a direct assessment on the Premises, shall pay to the Landlord a fair proportion (to be reasonably determined by the Landlord) of any such outgoings.



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

7.2    CONTESTS AND APPEALS

       Neither the Landlord nor the Tenant shall raise any objection to the Landlord or the Tenant contesting any outgoings referred to in clause 7.1 or appealing any assessments related thereto or withdrawing any such contest or appeal or agreeing with the relevant authorities on any settlement, compromise or conclusion in respect thereof and shall co-operate with the other party in respect of any such contest or appeal and shall supply to the other party forthwith upon receipt copies of any such assessments and make available to the other party such information in respect thereof as the other party requests and shall execute forthwith on request all consents, authorisations or other documents as the other party requests to give full effect to the provisions of this clause 7.2.

7.3    COSTS OF UTILITIES, ETC.

       The Tenant shall:-

       7.3.1 pay all charges for electricity, gas (if any) and water and other services and all sewage and environmental charges consumed in the Premises, including any connection and hiring charges and meter installation costs and rents; and

       7.3.2 perform and observe all present and future regulations and requirements of the electricity, gas and water, telecommunications and other service supply companies or boards in respect of the supply and consumption of relevant services on the Premises.

8.     VALUE ADDED TAX

8.1    DEFINITIONS

       References in this Clause 8 to:-

       (i) The "Landlord" shall (where appropriate) be deemed to include a reference to the representative member of the group of companies of which the Landlord is treated as a member for the purposes of
              Section 43 of the Value Added Tax Act 1994; and

       (ii) the "Tenant" shall (where appropriate) be deemed to include a reference to the representative member of the group of companies of which the Tenant is treated as a member for the purposes of
              Section 43 of the Value Added Tax Act 1994.

8.2    SUMS EXCLUSIVE OF VAT

       All sums payable under this Lease by the one party to the other (with the exception of the rent reserved in clause 4.1.5) shall be deemed to be exclusive of Value Added Tax.

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

8.3    PAYMENT OF VAT

       Where pursuant to the terms of this Lease any party (the "Supplier") makes a supply to any other party (the "Recipient") for VAT purposes and Value Added Tax is payable in respect of such supply, the Recipient shall pay to the Supplier:-

       (i) on the date of such supply against delivery of a valid value added tax invoice a sum equal to the amount of Value Added Tax so payable; and

       (ii) on demand any penalty or interest incurred by the Supplier for any late payment of such Value Added Tax where the penalty or interest arises following a failure of the Recipient to pay the sum on that date.

8.4    REPAYMENT OF AMOUNTS

       If either party (the "Payer") has paid any amount in respect of VAT under this clause 8 to the other party (the "Payee") on the basis that:-

       (i) the transaction in respect of which such amount was paid gave rise to a supply made by the Payee to the Payer for VAT purposes; and

       (ii)   such supply was a taxable supply for VAT purposes

       and it subsequently transpires that no supply was made or that such supply was not a taxable supply for VAT purposes the Payee shall forthwith repay such amount to the Payer PROVIDED THAT if the Payee has already accounted to H.M. Customs & Excise for VAT in respect of the said transaction on the basis that such transaction gave rise to a taxable supply for VAT purposes the Payee shall only be obliged to repay such amount to the Payer if and to the extent that it is able to obtain repayment or credit from H.M. Customs & Excise in respect of the VAT which it has accounted for to them and in such a case the Payee shall use all reasonable endeavours to obtain such repayment or credit from H.M. Customs & Excise and the Payee shall only be obliged to repay such amount to the Payer as aforesaid within three Working Days following receipt by the Payee of the said repayment from H.M. Customs & Excise or three Working Days following the date on which the Payee has fully utilised the said credit (as the case may be).

8.5    VAT INCURRED BY LANDLORD

       Where the Tenant is required by the terms of this Lease to reimburse the Landlord for the costs or expenses of any supplies made to the Landlord, the Tenant shall also at the same time pay or, as the case may be, indemnify the Landlord against all Value Added Tax input


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

       tax incurred by the Landlord in respect of those supplies save to the extent that the Landlord is entitled to repayment or credit in respect of such Value Added Tax input tax.

9.     LANDLORD'S COSTS

       Within ten (10) Working Days of written demand, the Tenant shall pay, or indemnify the Landlord against, all reasonable and proper costs, fees, charges, disbursements and expenses incurred by them, (which shall be reasonable and properly incurred), including those payable to solicitors, counsel, surveyors, architects and bailiffs:-

       9.1 in relation to, or in reasonable contemplation of, the preparation and service of a notice under section 146 of the Law of Property Act 1925 or any proceedings under section 146 or section 147 of that Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of that Act and even though forfeiture may be avoided otherwise than by relief granted by the court);

       9.2 in relation to, or in reasonable contemplation of, the preparation and service of all notices and schedules relating to any wants of repair, whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair which accrued not later than the expiration or earlier determination of the Term);

       9.3 in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant, or in procuring the remedying of the breach of any covenant by the Tenant; and

       9.4 in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management and monitoring fees and expenses) whether or not it is granted (except in cases where the Landlord is obliged not to withhold its consent unreasonably and the withholding of its consent is held to be unreasonable), or the application is withdrawn.

                                    SECTION 4

                         REPAIRS, ALTERATIONS AND SIGNS

10.    REPAIRS, DECORATION ETC.

10.1   REPAIRS

       Subject to clause 10.2, the Tenant shall:-


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

       10.1.1 repair and keep in good and substantial repair and condition the Premises and, as often as may be reasonably necessary in order to do so, rebuild reconstruct or replace the whole or any part of them; and

       10.1.2 as and when necessary, replace any of the landlord's fixtures and fittings within and exclusively serving the Premises which may be or become beyond repair with new ones which are similar or better in type and quality.

10.2   DAMAGE BY THE INSURED RISKS

       There shall be excepted from the obligations contained in clause 10.1 any damage caused by the Insured Risks save to the extent that payment of the insurance moneys shall be withheld by reason of any act, neglect or default of the Tenant, any undertenant or occupier or any of their respective servants, agents, licensees, visitors or contractors or any person under the control of any of them.

10.3   DECORATIONS

       The Tenant shall:-

       10.3.1 in every Decoration Year and also in the last three (3) months of the Term (whether determined by passage of time or otherwise) prepare and decorate with at least two coats of good quality paint all previously painted areas and otherwise treat, as appropriate, all parts of the Premises in a good and workmanlike manner in accordance with the instructions of the manufacturers of the products used, such decorations and treatment in the last year of the Term to be executed in such colours and materials as the Landlord may reasonably require;

       10.3.2 as often as may be reasonably necessary, wash down all washable surfaces.

       Provided that the Tenant shall not paint or otherwise treat surfaces within the Premises not previously painted or treated without the Landlord's prior written consent, such consent not to be unreasonably withheld.

10.4   PLANT AND MACHINERY

       The Tenant shall keep all plant, machinery, apparatus and equipment forming part of the Premises properly maintained, in good working order and condition and in all respects in accordance with any relevant operating and maintenance manuals and manufacturers' recommendations and for that purpose shall:

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

       10.4.1 employ and monitor the performance of such reputable contractors as may be approved by the Landlord, such approval not to be unreasonably withheld, regularly to inspect, maintain and service them and supply to the Landlord upon request copies of any contracts entered into by the Tenant in respect thereof and any reports prepared by such contractors following an inspection of the plant and machinery described above Provided that the Landlord's approval to such reputable contractors shall not be required during such time when the Property Management Agreement remains in full force and effect;

       10.4.2 renew or replace all working and other parts as and when necessary; and

       10.4.3 use all reasonable endeavours to ensure, by directions to the Tenant's staff and otherwise, that such plant and machinery is properly operated.

10.5   PLANNED MAINTENANCE

       The Tenant shall ensure that at all times there are adequate planned maintenance and other contracts in place for repair, maintenance, cleansing and upkeep of the plant and machinery described in clause 10.4 above.

10.6   CLEANING

       The Tenant shall:-

       10.6.1 keep the Premises in a clean and tidy condition and employ only competent and respectable persons as cleaners;

       10.6.2 as often as may be necessary properly clean the inside of the windows or window frames and all other glass in the Premises and any glass on the interior of any atrium.

10.7   CARPETING AND FLOOR COVERINGS

       The Tenant shall maintain the carpets and other floor coverings laid in the Premises to a standard appropriate to a high quality office building in the City of London and, when necessary, replace them with new carpets or floor coverings of at least equivalent quality and value.

11.    YIELD UP

11.1   REINSTATEMENT OF PREMISES

       Immediately prior to the expiration or earlier determination of the Term, the Tenant shall at its cost:-

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

       11.1.1 replace any of the landlord's fixtures and fittings which shall be missing, damaged or destroyed, with new ones of similar or better kind and quality;

       11.1.2 remove from the Premises any sign, writing or painting of the name or business of the Tenant or any occupier of them and all tenant's fixtures, fittings, furniture and effects (including any demountable or dry wall partitioning installed by or on behalf of the Tenant) and make good, to the reasonable satisfaction of the Landlord, all damage caused by such removal;

       11.1.3 in accordance with the Reinstatement Schedule, (unless the Tenant has by notice in writing served at least nine (9) months prior to the expiry of the Term requested that reinstatement of one or more items is not required and the Landlord has within one month of such notice agreed to such a request) remove such works and parts of the Premises and such fixtures and fittings in the Premises as are necessary and well and substantially to put the Premises in the state and condition described in the Reinstatement Schedule to the Landlord's reasonable satisfaction

       Provided that the Tenant shall not be obliged so to reinstate:-

       (a) any plant in the Building which is of a better specification than that described in the Reinstatement Schedule; and

       (b) any plant in the Building which has supplemented or enhanced the Base Building Systems

11.2   YIELDING UP IN GOOD REPAIR

       Without prejudice to Clause 11.1, at the expiration or earlier determination of the Term, the Tenant shall quietly yield up the Premises to the Landlord in good and substantial repair and condition and in accordance with the covenants by the Tenant contained in this Lease.


12.    COMPLIANCE WITH NOTICES

12.1   TENANT TO REMEDY BREACHES OF COVENANT

       Whenever the Landlord shall give written notice to the Tenant of any wants of repair or breaches of covenant, the Tenant shall as soon as reasonably possible following receipt of such notice, make good such wants of repair and remedy the breach of covenant to the reasonable satisfaction of the Landlord.


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

12.2   FAILURE OF TENANT TO REPAIR

       If the Tenant shall fail within twenty (20) Working Days of such notice, or as soon as reasonably possible in the case of emergency, to commence and then diligently and expeditiously to continue to comply with such notice, the Landlord may (without prejudice to the right of re-entry contained in this Lease) enter the Premises and carry out, or cause to be carried out, any of the works referred to in such notice and all reasonable costs and expenses (including without limitation those of the Landlord's surveyor) properly incurred as a result shall be paid by the Tenant to the Landlord on demand and, in default of payment, shall be recoverable as rent in arrear.

13.    ALTERATIONS

13.1   NO STRUCTURAL ALTERATIONS

       Subject to Schedule 2, the Tenant shall not alter, cut into or remove any of the principal or loadbearing walls, floors, beams or columns in or enclosing the Premises other than minor structural alterations for boreholes for pipes, wires and minor Conduits and fixings which may be carried out subject to the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed and to be in the form of the licence to alter annexed hereto).

13.2   NO ALTERATIONS TO LANDLORD'S FIXTURES

       Subject to Schedule 2, the Tenant shall not make any alteration or addition to any of the landlord's fixtures or to any centrally controlled systems in the Premises or to any of the Conduits in the Premises unless such Conduits exclusively serve the Premises and any other floors of the Building leased to the Tenant

13.3   NON-STRUCTURAL ALTERATIONS

       The Tenant shall not make any alteration or addition of a non-structural nature to the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld and to be the form of the licence to alter annexed hereto)

13.4   DEMOUNTABLE PARTITIONING

       The Tenant may install, alter or remove demountable partitioning raised floors and suspended ceilings and carry out associated minor alterations to mechanical and electrical services which do not involve any works to or affecting any structural parts of the Premises (other than simple affixation) or which do not materially adversely affect the operation of any of the mechanical, electrical, sanitary, heating, ventilating, life safety, air-conditioning or other service systems within the Premises or within the Building and which do not block-up or obstruct any windows of the Premises without having to obtain the Landlord's consent but the Tenant shall:-


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

       13.4.1 comply with all statutory requirements applicable to the works being carried out; and

       13.4.2 supply the Landlord on demand (but not more frequently than four times in each calendar year) with a set of plans showing the layout and detailing works carried out under this clause 13.4

13.5   COVENANTS BY TENANT

       The Tenant shall enter into such covenants as the Landlord may reasonably require regarding the execution of any works to which the Landlord consents under this clause, and the reinstatement of the Premises at the end or earlier determination of the Term.

14.    SIGNS AND ADVERTISEMENTS

       Except as permitted hereunder the Tenant shall not affix or display or suffer to be affixed any placard, plate, sign, billboard, writing or advertisement on the frontage of the Premises and the Tenant shall not erect or display on the remainder of the exterior of the Premises or in the windows of them so as to be visible from the exterior, any advertisement, poster, notice, pole, flag, aerial, satellite dish or any other sign or thing.

                                    SECTION 5

                                       USE

15.    USE OF PREMISES

15.1   PERMITTED USE

       The Tenant shall not use the Premises or any part of them except for the Permitted Use.

15.2   TENANT NOT TO LEAVE PREMISES UNOCCUPIED

       The Tenant shall not leave the Premises or any part of them continuously unoccupied for more than thirty (30) days without notifying the Landlord and providing, or paying for, such caretaking or security arrangements as the Landlord shall reasonably approve in order to protect the Premises from damage, vandalism, theft or unlawful occupation or to deal with any emergency.

15.3   DETAILS OF KEYHOLDERS

       The Tenant shall ensure that, at all times, the Landlord has particulars of the name, home address and home telephone number of at least two keyholders of the Premises.


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

16.    USE RESTRICTIONS AND REGULATIONS

16.1   The Tenant shall perform and observe the obligations set out in SCHEDULE
       3.

16.2 The Tenant shall itself comply or use reasonable endeavours to procure compliance by others with the Regulations.

17.    EXCLUSION OF WARRANTY AS TO USER

17.1   NO WARRANTY BY LANDLORD

       Nothing contained in this Lease, or in any consent or approval granted by the Landlord under this Lease, shall imply or warrant that the Premises may be used under the Planning Acts for the purpose permitted by this Lease or any purpose subsequently permitted.

17.2   TENANT'S ACKNOWLEDGEMENT

       The Tenant acknowledges that neither the Landlord nor any person acting on behalf of the Landlord has at any time made any representation or given any warranty that any use permitted by this Lease is, will be, or will remain, a use authorised under the Planning Acts.

17.3   TENANT TO REMAIN BOUND

       Even though any such use may not be a use authorised under the Planning Acts, the Tenant shall remain fully liable to the Landlord in respect of the obligations undertaken by the Tenant in this Lease without being entitled to any compensation, recompense or relief of any kind.

                                    SECTION 6

                                    DISPOSALS

18.    GENERAL RESTRICTIONS

18.1   ALIENATION GENERALLY

       The Tenant shall not assign, underlet or part with possession or share the occupation of, or permit any person to occupy, or create any trust in respect of the Tenant's interest in, the whole or any part or parts of the Premises, nor agree to do so, except by way of:-

       18.1.1 (subject to and in accordance with clause 18.2) a sharing of possession;

       18.1.2 (subject to and in accordance with clause 19) an assignment of the whole; and



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

       18.1.3 (subject to and in accordance with clause 20) an underletting of the whole or an underletting of a Subletting Unit.

18.2   SHARING WITH A GROUP COMPANY

       Nothing in this clause or clauses 19 and 20 shall prevent the Tenant from sharing occupation of the whole or any part of the Premises with any company which is, for the time being, a Group Company an Associated Company or an Affiliate of the Tenant subject to:-

       18.2.1 the Tenant giving to the Landlord written notice of the sharing of occupation and the name of the Group Company an Associated Company or an Affiliate concerned within five (5) Working Days after the sharing begins;

       18.2.2 the Tenant and that Group Company Associated Company or Affiliate remaining in the same relationship whilst the sharing lasts;

       18.2.3 the sharing ceasing immediately upon the relevant company ceasing to be a Group Company Associated Company or Affiliate of the Tenant; and

       18.2.4 the sharing not creating the relationship of landlord and tenant between the Tenant and that Group Company Associated Company or Affiliate.

       Provided That where this Lease is held as a partnership asset but the Tenant comprises one only of the members of the partnership all members of that partnership and any associated company corporation or partnership of such partnership may also share occupation as if they were Group Companies.

18.3   DIPLOMATIC IMMUNITY

       The Tenant shall not, by assignment, charging, underletting, sharing or otherwise, permit the occupation of the Premises by any person or entity who has or will have the right to claim diplomatic immunity or exemption from liability for the breach of any of the covenants contained in this Lease, unless such diplomatic immunity or exemption from liability is effectively and irrevocably waived, disclaimed or negated beforehand, or a suitable guarantee or other satisfactory security in respect of the performance of the covenants in this Lease is provided to the reasonable satisfaction of the Landlord.

19.    ASSIGNMENT OF WHOLE

19.1   PROHIBITION ON ASSIGNMENT

       Not to assign the whole of the Premises without complying with or fulfilling the circumstances and conditions set out in this clause 19.




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

19.2   CIRCUMSTANCES IN WHICH ASSIGNMENT NOT ALLOWED

       For the purposes of Section 19(1A) of the 1927 Act it is agreed that, in addition to any other circumstance in which consent to assignment may lawfully be withheld, the Landlord may withhold consent to an assignment by the Tenant of the whole of the Premises in the circumstances set out in clauses 19.2.1 to 19.2.6 (inclusive). In this clause 19.2 references to the Proposed Assignee shall be interpreted so that where it is proposed that a Proposed Guarantor shall act as a guarantor for the liabilities of the Proposed Assignee the criteria set out below need apply to the Proposed Guarantor (mutatis mutandis) only and not the Proposed Assignee itself.

       19.2.1 Where the Proposed Assignee is a person or entity who has the right to claim diplomatic or sovereign immunity or exemption from liability for the breach of the covenants contained in this Lease, unless such diplomatic or sovereign immunity or exemption from liability is effectively waived, disclaimed or negated beforehand; or

       19.2.2 Where the Proposed Assignee is not of such financial standing in relation to the Tenant's obligations under this Lease as would be generally acceptable to a reasonable and prudent institutional landlord having regard to maintenance of the investment value of the reversion immediately expectant on the Term and the London property investment market and to usual criteria for judging financial standing adopted by institutional landlords at the relevant time;

       19.2.3 Where the Application to Assign is not accompanied by:-

              (a) copies of the Proposed Assignee's and the Proposed Guarantor's audited accounts (or the equivalent thereof where the Proposed Assignee or Proposed Guarantor is not a company incorporated in England and Wales or a person or partnership subject to English tax rules or (where there is no direct equivalent which gives as full and fair a reflection of the financial worth and stability of the Proposed Assignee) a comprehensive statement (together with complete copies of all relevant documents) as to the financial worth and stability of the Proposed Assignee and Proposed Guarantor) for each of the three (3) completed financial years immediately preceding the date of the Application to Assign; and

              (b) such other information relating to the financial affairs and position of the Proposed Assignee and the Proposed Guarantor as the Landlord may reasonably require.


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

       19.2.4 Where the Proposed Assignee is an entity in relation to whom any of the events mentioned in clause 29.2 would have occurred if that person or entity were the Tenant under this Lease.

       19.2.5 If the Landlord, acting as a reasonable institution investing in United Kingdom real estate making the assumption (whether or not it is the case) that the Current Tenant has either a long term credit rating issued by Standard & Poors of A + or Moody's of Al, reasonably takes the view that the investment value of the Building would be adversely affected if the Proposed Assignment takes place.

       19.2.6 (If the Property Management Agreement remains in full force and effect) where the Proposed Assignee has not executed and released for completion the Direct Deed in the form annexed to the Property Management Agreement.

19.3   CONDITIONS FOR ASSIGNMENT

       For the purposes of Section 19(1A) of the 1927 Act it is further agreed that, in addition to any other conditions subject to which licence or consent may be granted for the Proposed Assignment, any consent of the Landlord shall be subject to the following conditions:-

       19.3.1 that the Current Tenant shall, prior to completion of the Proposed Assignment, procure that the Proposed Assignee enters into a direct covenant with the Landlord to pay the Rents reserved by and to perform the covenants by the Tenant contained in this Lease; and

       19.3.2 that, if the Landlord shall reasonably so require, the Current Tenant shall obtain an acceptable guarantor for the Proposed Assignee and shall procure that such guarantor shall execute and deliver to the Landlord a deed containing covenants by that guarantor (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation, in the terms contained in
              SCHEDULE 4 (with necessary changes) or in such other terms as the Landlord may reasonably require.

19.4   AUTHORISED GUARANTEE AGREEMENT

19.4.1 For the purposes of Section 19(1)(A) of the 1927 Act and Section 16 of the 1995 Act it is agreed that any consent of the Landlord to an assignment of the whole of the Premises shall be subject to a condition that the Current Tenant shall, prior to such assignment being completed, execute and deliver to the Landlord a Deed which shall be prepared by the Landlord's Solicitors containing covenants on the part of the Current Tenant in the form of those set out in SCHEDULE 5 with any necessary changes.


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

19.4.2 For the purposes of Section 19(1)(A) of the 1927 Act and Section 16 of the 1995 Act and as a separate and severable obligation from that set out in Clause 19.4.1 it is agreed further that any consent of the Landlord to an assignment of the whole of the Premises shall be subject to a condition that any Guarantor of the Current Tenant shall, prior to such assignment being completed, execute and deliver to the Landlord the Deed to be entered into by the Current Tenant pursuant to Clause 19.4.1.

19.5   CONSENT FOR ASSIGNMENT

       Without prejudice to the foregoing provisions of this clause 19 the Tenant shall not assign the whole of the Premises without the prior written consent of the Landlord and, save in relation to (i) the circumstances set out in clause 19.2 and (ii) the conditions mentioned in clause 19.3 and (iii) the conditions mentioned in clauses 19.3.2 and 19.4 (which shall have effect in accordance with Section 19 of the 1927 Act and with the 1995 Act), such consent shall not unreasonably be withheld or delayed provided that the parties hereby agree that in considering whether or not the Landlord is reasonably withholding such consent due and proper regard shall be had to the provisions and effect of the 1995 Act.

20.    UNDERLETTING

20.1   SUBLETTING UNIT

       For the purposes of this clause:-

       "SUBLETTING UNIT" means each separate unit of accommodation which comprises either:-

       20.1.1 the whole of the Net Internal Area of a complete floor or any combination of contiguous complete floors of the Premises together, unless the underlease contains an agreement authorised beforehand by the Court excluding Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to such underlease, with the right to use a pro rata number of car parking spaces; or

       20.1.2 any part of a complete floor of the Premises which is configured (having due regard to the position of the core and the available means of escape) and capable of being occupied and used as a separate and self-contained office unit (albeit with shared toilet facilities) with all necessary and proper services;

       20.1.3 The Daily Express Building.

       together, if so required by the Tenant, with storage space in the basement of the Building and, the right to use a pro rata number of car parking spaces.

20.2   UNDERLETTING OF PART

       The Tenant shall not underlet any part of the Premises without on each occasion procuring that:-

       20.2.1 the Premises shall not at any time be in the occupation of more than 8 persons, the Tenant and any Group or Associated Company or Companies or Affiliates which is or are permitted to share occupation under clause 18.2 counting as one;

       20.2.2 any underletting of part of a floor may only be on terms that the underlease incorporates an agreement, authorised beforehand by the Court, excluding sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to such underlease;

       20.2.3 the part of the Premises to be underlet shall comprise a Subletting Unit only;

       20.2.4 if the Landlord shall reasonably so require, the Tenant obtains an acceptable guarantor for any proposed undertenant and that such guarantor executes and delivers to the Landlord a deed containing covenants by that guarantor (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation, in the terms contained in SCHEDULE 4 (with any necessary changes) or in such other terms as the Landlord may reasonably require;

       20.2.5 the underlease contains provisions whereby the Tenant as landlord thereunder has a valid and unconditional option to determine the underlease at the same times and in the same manner as the Tenant's option to determine contained in this Lease; and

       20.2.6 no separate floor may be underlet in part so as to create more than the number of Subletting Units set out below:

              Fifth Floor                    -         One

              Fourth Floor                   -         Three

              Mezzanine Floor                -         One

              Third Floor                    -         Three

              Second Floor                   -         Three

              First Floor                              Three

              Upper Ground Floor                       Three

              Ground Floor                   -         Two

              Lower Ground Floor             -         Three

              (Provided that any such subletting is in conjunction with a subletting of an upper floor)

              Basement                       -         None

              Provided that if the Daily Express Building is let as serviced offices that will be treated as one underletting and the Daily Express Building may be further subunderlet in parts as required by the serviced office operator

20.3   UNDERLETTING OF THE WHOLE

       The Tenant shall not underlet the whole of the Premises other than on condition that if the Landlord shall reasonably so require, the Tenant obtains an acceptable guarantor for any proposed undertenant and such guarantor shall execute and deliver to the Landlord a deed containing covenants by that guarantor (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation, in the terms contained in SCHEDULE 4 (with any necessary changes) or in such other terms as the Landlord may reasonably require.

20.4   UNDERLETTING RENT

       The Tenant shall not underlet the whole or any part of the Premises:-

       20.4.1 at a fine or premium or at a rent which is less than the open market rent of the Premises to be demised; or

       20.4.2 on terms whereby any rent free or concessionary rent period or financial inducement given is materially less than that which it is customary at the time in the open market.

20.5   DIRECT COVENANTS FROM UNDERTENANT

       Prior to the grant of any permitted underlease, the Tenant shall procure that the undertenant enters into the following direct covenants with the Landlord:-

       20.5.1 an unqualified covenant by the undertenant not to assign or charge any part of the premises to be underlet;

       20.5.2 (in the case of any undertenant of less than the complete Net Internal Area of a floor of the Premises) an unqualified covenant by the undertenant not to underlet any part of the premises to be underlet nor (save by way of an assignment of the whole of the premises to be underlet) part with possession or share the occupation of the whole or any part of the premises to be underlet or permit any person to occupy them and that any underletting of the whole of the premises to be underlet shall contain an agreement authorised beforehand by the Court excluding Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to such underlease and such underlease shall contain a provision whereby the undertenant as landlord thereunder has a valid and unconditional option to determine the underlease at the same times and in the same manner as the Tenant's option to determine contained in this Lease;

       20.5.3 (in the case of any undertenant of more than the whole of the Net Internal Area of a complete floor or floors of the Premises) an unqualified covenant by the undertenant not to underlet any part of the premises to be underlet which does not comprise a Subletting Unit and not to underlet any part comprising a Subletting Unit without incorporating an agreement authorised beforehand by the Court, excluding Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to such underlease and such underlease shall contain a provision whereby the undertenant as landlord thereunder has a valid and unconditional option to determine the underlease at the same times and in the same manner as the Tenant's option to determine contained in this Lease and a covenant by the undertenant not to underlet any part comprising a Subletting Unit without the prior written consent of the Landlord, such consent not to be unreasonably withheld;

       20.5.4 a covenant by the undertenant not to assign or charge or underlet the whole without the prior written consent of the Landlord, such consent not to be unreasonably withheld;

       20.5.5 a covenant by the undertenant to perform and observe all the tenant's covenants contained in:-

              (a) this Lease (other than the payment of the Rents) so far as the same are applicable to the premises to be underlet; and

              (b)    the permitted underlease.

20.6   CONTENTS OF UNDERLEASE

       Every permitted underlease (a final copy of which shall be supplied to, and approved by, the Landlord prior to its grant, such approval not to be unreasonably withheld) shall contain the following lawful and enforceable provisions:-

       20.6.1 provisions for the review of the rent payable under it on an upwards only basis corresponding as to terms and dates with the rent review provisions in this Lease (a "Corresponding Underlease Rent Review") save for:-

              20.6.1.1 an underletting entered into not more than two (2) years before the first Review Date being [o date to be determined pursuant to Agreement for Lease] in which case the underlease need not require a Corresponding Underlease Rent Review until the next Review Date being [o date to be determined pursuant to Agreement for Lease].

              20.6.1.2 an underletting of less than (10) years incorporating an agreement authorised beforehand by the Court excluding Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to such underletting.

              PROVIDED ALWAYS that the Tenant shall not be entitled to use the rent payable by any undertenant which has not been settled pursuant to a Corresponding Underlease Rent Review as comparable evidence for the purposes of rent review under this Lease.

       20.6.2 a covenant by the undertenant prohibiting the undertenant from doing or suffering any act or thing on, or in relation to, the premises underlet inconsistent with, or in breach of, this Lease;

       20.6.3 a condition for re-entry on breach of any covenant by the undertenant;

       20.6.4 a covenant by the undertenant prohibiting the undertenant from assigning the whole of the premises demised by the Underlease without the prior written consent of the Tenant and of the Landlord under this Lease;

       20.6.5 a provision to the effect that for the purposes of Section 19(1A) of the 1927 Act and Section 16 of the 1995 Act any consents to an assignment of the underlease shall be subject to a condition that the undertenant under the underlease shall prior to such assignment being completed execute and deliver to the Tenant and to the Landlord under this Lease a Deed containing covenants on the part of the then undertenant with the Tenant and separately with the Landlord in the form set out in SCHEDULE 5 (with any necessary changes); and

       20.6.6 subject to clauses 20.6.4 and 20.6.5 (and save as to any underletting of the Daily Express Building) the same or greater restrictions as to assignment, underletting, charging and parting with or sharing the possession or occupation of the premises underlet, and the same provisions for direct covenants and registration, as are in this Lease (with any necessary changes).

20.7   TENANT TO OBTAIN LANDLORD'S CONSENT

       Without prejudice to the other provisions of this clause, the Tenant shall not underlet the whole of the Premises or underlet a Subletting Unit, without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

20.8   REVIEW OF UNDERLEASE RENT
       The Tenant Shall:

       20.8.1 procure that the rent under any permitted underlease is reviewed in accordance with its terms so as to achieve the open market rent at that time; and

       20.8.2 notify the Landlord in writing in advance of any application to an independent person to determine the rent under the underlease and consult with the Landlord and have regard to the Landlord's reasonable views in making representations as to the rent payable under that underlease to such independent person;

20.9   NO VARIATION OF TERMS

       The Tenant shall not vary the terms, or accept any surrender (whether of whole or part) of any permitted underlease, without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

20.10  NO REDUCTION IN RENT

       The Tenant shall procure that the rent payable under any permitted underlease is not commuted or made payable more than one quarter in advance (or affected by arrangements between the underlessee and the underlessor or any persons connected with them so that the effective return to the underlessor is reduced) and shall not permit any reduction of that rent.

20.11  COVENANTS BY ASSIGNEE AND ASSIGNOR OF UNDERLEASE

       Prior to the assignment of any permitted underlease the Tenant shall procure that there are delivered:-

       20.11.1 to the Landlord a Deed containing covenants by the assignee with the Landlord in such form as the Landlord may reasonably require to perform and observe all the tenant's covenants in and conditions of the Underlease during the residue of the term of the Underlease (including any continuation thereof); and

       20.11.2 to the Landlord and separately to the Tenant a Deed containing covenants by the assignor in the form of the Deed set out in
               SCHEDULE 5 if the Landlord's consent to such assignment is subject to a condition that the undertenant shall enter into such a Deed as contemplated by clause 20.6.5.

21.    MORTGAGING AND CHARGING

       The Tenant shall not mortgage or charge part only of the Premises, and shall not mortgage or charge the whole of the Premises save at arm's length to a bona fide bank or other substantial financial institution; and then only with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

22.    REGISTRATION OF DISPOSITIONS

22.1 Within fifteen (15) Working Days after every assignment, transfer, assent, underlease, assignment of underlease, mortgage, charge or any other disposition, whether mediate or immediate, of or relating to the Premises or any part, the Tenant shall give written notice thereof to the Landlord and provide the Landlord or its solicitors with a copy (certified as true) of the deed, instrument or other document evidencing or effecting such disposition and, on each occasion, shall pay to the Landlord or its solicitors a fee of Twenty-five pounds ((Pounds) 25.00) together with VAT thereon or such larger sum as may be reasonable.

22.2 From time to time on demand during the Term but not more than twice in any one year on request to furnish the Landlord with full particulars of all derivative interests of or in the Premises however remote or inferior including particulars of the rents payable in respect of such derivative interests and such further particulars as the Landlord may require.

                                    SECTION 7

                               LEGAL REQUIREMENTS

23.    STATUTORY REQUIREMENTS

23.1   TENANT TO COMPLY WITH STATUTES

       The Tenant shall, at its expense, comply in all respects with every statute now in force or which may, after the date of this Lease, be in force and any other obligation imposed by law and all regulations laws or directives made or issued by or with the authority of The European Commission and/or The Council of Ministers relating to the Premises or their use, including without limitation the Offices, Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Defective Premises Act 1972, the Health and Safety at Work etc.

       Act 1974, the Environmental Protection Act 1990 and the Construction (Design and Management) Regulations 1994.

23.2   TENANT TO EXECUTE NECESSARY WORKS

       The Tenant shall execute all works and provide and maintain all arrangements on or in respect of the Premises or their use which are required by any statute now in force or which may after the date of this Lease be in force or by any government department, local, public or other competent authority or court of competent jurisdiction acting under or in pursuance of any statute, whether any of the same are required to be carried out by the landlord, tenant or occupier, and shall indemnify the Landlord against all costs, charges, fees and expenses of, or incidental to, the execution of any works or the provision or maintenance of any arrangements so required.

24.    PLANNING ACTS

24.1   TENANT'S OBLIGATION TO COMPLY

       The Tenant shall comply with the Planning Acts and with any planning permission in each case relating to, or affecting, the Premises, and indemnify the Landlord against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability whatsoever in respect of any non-compliance.

24.2   NO APPLICATION FOR PLANNING PERMISSION WITHOUT CONSENT

       The Tenant shall not make any application for planning permission or for other consents required under the Planning Acts in respect of the Premises or for certificates or determinations as to lawful use without the prior written consent of the Landlord, such consent not to be unreasonably withheld where under the other relevant provisions of this Lease the consent of the Landlord is not required or cannot be unreasonably withheld in respect of the matters the subject of the application.

24.3   TENANT TO OBTAIN ALL PERMISSIONS

       The Tenant shall, at its expense, obtain and, if appropriate, renew any necessary planning permission and any other consent and serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement or continuance of any use on the Premises.

24.4   TENANT TO PAY PLANNING CHARGES

       The Tenant shall pay and satisfy any charge or levy imposed under the Planning Acts in respect of any Development by the Tenant on the Premises.

24.5   NO IMPLEMENTATION OF PERMISSION WITHOUT APPROVAL

       The Tenant shall not implement any planning permission or consent required under the Planning Acts before the same have been produced to, and approved in writing by, the Landlord, such approval not to be unreasonably withheld but the Landlord may refuse to approve such planning permission or consent on the grounds that any term or condition contained in it, or anything omitted from it, or the period referred to in it, would, in the reasonable opinion of the Landlord, be prejudicial to the Landlord's respective interests in the Premises or the Building whether during or following the expiration or earlier determination of the Term.

24.6   TENANT TO CARRY OUT WORKS BEFORE END OF TERM

       Unless the Landlord shall otherwise direct in writing, the Tenant shall carry out and complete before the expiration or earlier determination of the Term:-

       24.6.1 any works required to be carried out to the Premises as a condition of any planning permission granted during the Term and implemented by the Tenant whether or not the date by which the planning permission requires such works to be carried out is within the Term; and

       24.6.2 any Development begun upon the Premises in respect of which the Landlord may be or become liable for any charge or levy under the Planning Acts.

24.7   PLANS, ETC., TO BE PRODUCED

       The Tenant shall produce to the Landlord on demand all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that this clause has been complied with.

24.8   PLANNING CONDITIONS

       Where a planning permission has been granted subject to conditions, the Landlord shall be entitled, where it is reasonable to do so, to require the Tenant to provide security for compliance with such conditions, and the Tenant shall not implement the planning permission until security shall have been provided to the reasonable satisfaction of the Landlord.

24.9   PLANNING REFUSAL

24.9.1 The Tenant shall give notice of any refusal of planning permission to the Landlord within fourteen (14) days of receipt of such refusal.

24.9.2 If reasonably required by the Landlord but at the cost of the Tenant, the Tenant shall appeal against any refusal of planning permission or the imposition of any condition in a planning permission relating to the Premises following an application made by the Tenant.

25.    STATUTORY NOTICES

       The Tenant shall:-

       25.1 within ten (10) Working Days (or sooner if necessary having regard to the requirements of the notice or order in question or the time limits stated in it) of receipt of any notice or order or proposal for a notice or order given to the Tenant and relevant to the Premises or any occupier of them by any government department, local, public or other competent authority or court of competent jurisdiction, provide the Landlord with a true copy of it and any further particulars required by the Landlord;

       25.2 without delay, take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant; and

       25.3 at the request of the Landlord but at the joint cost of the Landlord and the Tenant, make or join with the Landlord in making such objection, complaint, representation or appeal against or in respect of any such notice, order or proposal as the Landlord shall deem expedient.

26.    FIRE PRECAUTIONS AND EQUIPMENT

26.1   COMPLIANCE WITH REQUIREMENTS

       The Tenant shall comply with the requirements of the fire authority and the insurers of the Building and the reasonable requirements of the Landlord in relation to fire precautions affecting the Premises.

26.2   FIRE FIGHTING APPLIANCES TO BE SUPPLIED

       The Tenant shall keep the Premises equipped with such fire fighting appliances as shall be required by any statute, the fire authority or the insurers of the Building and the Tenant shall keep such appliances open to inspection and maintained to the reasonable satisfaction of the Landlord.

26.3   ACCESS TO BE KEPT CLEAR

       The Tenant shall not obstruct the access to, or means of working, any fire fighting appliances or the means of escape from the Premises or the Building in case of fire or other emergency.

27.    DEFECTIVE PREMISES

       Promptly upon becoming aware of the same, the Tenant shall give written notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do, or refrain from doing, any act or thing so as to comply with any duty of care imposed on the Landlord under the Defective Premises Act 1972, and shall display and maintain in the Premises all notices which the Landlord may, from time to time, reasonably require to be displayed in relation to any such matters.


                                    SECTION 8

                                    INSURANCE


28.    INSURANCE PROVISIONS

28.1   LANDLORD TO INSURE

       The Landlord shall (during the period while it is the Landlord and without liability in respect of any subsequent period) insure and keep insured in the joint names of the Landlord and any Mortgagee with some substantial publicly quoted insurance company (or a subsidiary of a publicly quoted company) or with Lloyd's underwriters or other suitable insurers and through such agency as the Landlord may, from time to time, reasonably determine, subject to such normal exclusions, excesses, limitations, terms and conditions as may be contained in any policy taken out by the Landlord (but not so as to exclude terrorist risk if cover is available):-

       28.1.1 the Building (other than plate glass and items in the nature of tenant's and trade fixtures and fittings) in its Full Reinstatement Cost against loss or damage by the Insured Risks;

       28.1.2 the loss of the Principal Rent and Service Charge from time to time payable, or reasonably estimated to be payable, under this Lease, taking account of any review of the rent which may become due under this Lease, for six (6) years or such longer period as the Landlord may, from time to time, reasonably deem to be necessary;

       28.1.3 explosion and sudden and unforeseen damage or breakdown of any engineering and electrical plant and machinery in the Building to the extent that the same is not covered by clause 28.1.1;

       28.1.4 property owner's liability; and

       28.1.5 such other insurances in respect of the Building as the Landlord may, from time to time, reasonably deem necessary to effect of a type normal for a building of a similar size and location.

28.2   COMMISSIONS AND RESTRICTION ON TENANT INSURING

28.2.1 Neither the Landlord nor any company related to or associated with the Landlord shall be entitled to any commission attributable to the placing of such insurance and the payment of any insurance sums


28.2.2 The Tenant shall not take out any insurance in respect of the Premises or in respect of any other matters which the Landlord is required to insure under clause 28.1

28.3   FULL REINSTATEMENT COST

       In this clause 28, "FULL REINSTATEMENT COST" means the full cost of reinstating the Building at the time when such reinstatement is likely to take place, having regard to any possible increases in building costs, and including the cost of demolition, shoring up, site clearance, ancillary expenses and architects', surveyors' and other professional fees, any necessary Value Added Tax and any other relevant matters.

28.4   LANDLORD'S FIXTURES

       The Tenant shall notify the Landlord in writing of the Full Reinstatement Cost of any fixtures and fittings installed at any time by the Tenant and which become landlord's fixtures and fittings for the purpose of enabling the Landlord to effect adequate insurance cover for them.

28.5   LANDLORD TO PRODUCE EVIDENCE OF INSURANCE

       At the request of the Tenant to produce evidence of insurance, the Landlord shall produce to the Tenant a copy of the insurance policy and evidence of the fact that the policy is subsisting and in effect and the premium paid.

28.6   INSURANCE VALUATIONS

       The Tenant shall pay on demand the costs from time to time of any insurance valuations carried out by or for the Landlord in respect of the Premises at such periods as the Landlord may reasonably consider appropriate but which shall not (unless occasioned by the Tenant having carried out works which would reasonably require an insurance valuation) occur more frequently than once a year.

28.7   DAMAGE TO THE BUILDING

       If the Building or any part of it shall be damaged or destroyed by any of the occurrences listed in the definition of "Insured Risks" (regardless of whether the Landlord has actually insured against them) so as to render the Premises unfit for use and occupation or inaccessible then:-

       28.7.1 save to the extent that payment of the insurance moneys shall be refused wholly or partly by reason of any act or default of the Tenant, any undertenant or occupier of any part of the Premises or any of their respective agents, licensees, invitees or contractors or any person under the control of any of them; and

       28.7.2 subject to the Landlord being able to obtain any necessary planning permission and all other necessary licences, approvals and consents, which the Landlord shall use reasonable endeavours to obtain; and

       28.7.3 unless the relevant damage or destruction shall have resulted from an occurrence which is in fact uninsured and the Landlord shall prior to the expiry of the period of eighteen (18) months after the date of such damage or destruction notify the Tenant in writing that it does not intend to reinstate the Premises and the Building in which event this Lease may be determined at any time thereafter with immediate effect by either the Landlord or the Tenant serving written notice to that effect upon the other.

       the Landlord shall with due diligence and speed and, subject to clause
       28.7.1 making good any shortfall out of its own monies, reinstate and rebuild the part of the Building so damaged or destroyed in substantially the same form as prior to any such damage or destruction being materially no less commodious or convenient for the Tenant (but not so as to provide identical accommodation identical in layout if it would not be reasonably practical to do so) and so that the Landlord may make changes to take account of modern first class office specifications at the relevant time.

28.8   OPTION TO DETERMINE

       If, during the last three (3) years of the Term, the Premises or the Building shall be so damaged or destroyed by any of the Insured Risks as to render them substantially unfit for use and occupation or inaccessible, and if the Landlord does not wish to reinstate or rebuild them, then (unless the Tenant has either taken steps to renew this Lease at the expiry of the Term under the Landlord and Tenant Act 1954 or any statutory renewal or replacement thereof and is continuing to pursue such a renewal or has bona fide indicated to the Landlord in writing that it wishes to negotiate a renewal of this Lease in which case the parties shall negotiate the terms of such renewal lease as if (if such be not the case) the Tenant had been entitled to make and had made an application for a new tenancy pursuant to such Act) either the Landlord or the Tenant may determine this Lease by giving to the other not less than six (6) months' written notice to be given at any time within twelve
       (12) months after such damage or destruction but such determination shall be without prejudice to any claim which the Landlord may have against the Tenant or any Guarantor or which the Tenant may have against the Landlord for any previous breach of covenant or sum previously accrued due. If this Lease shall be so determined, the Landlord shall not be required to lay out any of the insurance moneys which the parties hereby agree shall (notwithstanding that the policy shall be in joint names) belong solely to the Landlord.

28.9   WHERE REINSTATEMENT IS PREVENTED

       If following damage or destruction so as to render the Premises substantially unfit for use and occupation or inaccessible:-

       28.9.1 for any reason whatsoever, the Landlord has not commenced (and is not continuing) reinstating or rebuilding the Building, having used all reasonable endeavours to obtain all planning permissions, approvals and consents necessary for such purpose, by the expiry of a period of two (2) years and six months after the date of the damage or destruction; or

       28.9.2 the Landlord has not completed reinstatement and rebuilding to the level described as the "Assumed Premises" in Clause 5.1.2 by the expiry of a period of six (6) years from such date then either party may, at any time after the expiry of such period of two
       (2) years and six months or six (6) years (as the case may be), determine this Lease by giving written notice to the other but such determination shall be without prejudice to any claim which any party may have against any other Provided that such period of six years may be extended by any period of delay in reinstating caused by Force Majeure and in respect of which the Landlord shall have notified the Tenant.

28.10  ALLOCATION OF INSURANCE MONIES

       Upon determination pursuant to clause 28.9 above the insurance monies paid to the Landlord insofar as they relate to alterations or improvements in respect of the Premises (excluding tenant's and trade fixtures and fittings) carried out by or for the Tenant or funded by the Tenant or any undertenant shall forthwith be paid by the Landlord to the Tenant Provided always that the Landlord shall be entitled to such proportion of the monies which would be attributable to the Category A works had the same been carried out in accordance with the Base Building Definition (as defined in Clause 5.1.2.1).

28.11  PAYMENT OF INSURANCE MONEY REFUSED

       If payment of any insurance money is refused as a result of some act or default of the Tenant, any undertenant or occupier of any part of the Premises or any of their respective agents, licensees or contractors or any person under the control of any of them, the Tenant shall pay to the Landlord, on written demand, the amount so refused with interest on that amount at the Prescribed Rate from and including the date of such refusal to the date of payment by the Tenant.

28.12  SUSPENSION OF RENT PAYMENTS

       If the Premises or the Building or any means of access thereto or any part of them shall be damaged or destroyed by any of the Insured Risks so as to render the Premises unfit for use and occupation or inaccessible, the Principal Rent, and the Service Charge or a fair proportion of them according to the nature and extent of the damage sustained, shall be suspended until the Premises or the Building or the means of access or the part damaged or destroyed shall be again rendered fit for use and occupation and accessible or until the expiration of the period of six years (as extended by any period of delay referred to in clause 28.9 above) from the date of damage (whichever is the earlier). Such suspension of rent shall not operate to the extent that the insurance has been vitiated or payment of the policy moneys refused as a result of some act or default of the Tenant, any undertenant or occupier of any part of the Premises or any of their respective agents, licensees or contractors or any person under the control of any of them. Any dispute regarding the suspension of payment of the Principal Rent or the Service Charge shall be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by the President in accordance with the Arbitration Act 1996.

28.13  BENEFIT OF OTHER INSURANCES

       If the Tenant shall become entitled to the benefit of any insurance covering any part of the Premises which is not effected or maintained in pursuance of the obligations contained in this Lease, the Tenant shall apply any money received from such insurance (in so far as it extends) in making good the loss or damage in respect of which it shall have been received.

28.14  INSURANCE BECOMING VOID

       The Tenant shall not do, or omit to do:-

       28.14.1 anything which could cause any policy or policies of insurance covering the Premises or the Building to become wholly or partly void or voidable; or

        28.14.2 anything whereby any abnormal or loaded premium may become payable in respect of such policies, unless the Tenant has previously notified the Landlord and agreed to pay the increased premium

28.15  REQUIREMENTS OF INSURERS

       The Tenant shall, at all times, comply with any requirements and recommendations of the insurers of the Building so far as the same are known by the Tenant.

28.16  NOTICE BY TENANT

       The Tenant shall give notice to the Landlord promptly on the happening of any event or thing which might in the Tenant's reasonable opinion affect any insurance policy relating to the Premises or the Building.

28.17  NOTING OF TENANT'S INTEREST

       The Landlord shall procure that the Tenant's interest is noted on the insurance policy or policies and shall use all reasonable endeavours to obtain a letter from the insurers waiving rights of subrogation against the Tenant.


                                    SECTION 9

                    DEFAULT OF TENANT AND RIGHTS OF RE-ENTRY


29.    DEFAULT OF TENANT

29.1   RE-ENTRY

       Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, on or at any time after the happening of any of the events mentioned in clause 29.2, the Landlord may re-enter the Premises or any part of them in the name of the whole, and the Term shall then end, but without prejudice to any claim which any party may have against any other for any previous breach of covenant or sum previously accrued due.

29.2   EVENTS OF DEFAULT

       The events referred to in clause 29.1 are the following:-

       29.2.1 if the Rents or any part of them shall be unpaid for ten (10) Working Days after becoming payable (whether formally demanded or not); or

       29.2.2 if any of the covenants by the Tenant contained in this Lease shall not be performed and observed; or

       29.2.3 if the Tenant, for the time being, and/or the Guarantor (if any) (being a body corporate):-

                 29.2.3.1 calls, or a nominee on its behalf calls, a meeting of any of its creditors; or makes an application to the Court under Section 425 of the Companies Act 1985; or submits to any of its creditors a proposal under Part I of the Insolvency Act 1986; or enters into any arrangement, scheme, compromise, moratorium or composition with any of its creditors (whether under Part I of the Insolvency Act 1986 or otherwise); or

                 29.2.3.2 has an administrative receiver or a receiver or a receiver and manager appointed in respect of the Tenant's or the Guarantor's property or assets or any part; or

                 29.2.3.3 resolves or the directors or shareholders resolve to present a petition for an administration order in respect of the Tenant or the Guarantor (as the case may be); or an administrator is appointed; or

                 29.2.3.4 has a winding-up petition or petition for an
                          administration order presented against it; or passes a winding-up resolution (other than a voluntary winding-up whilst solvent for the purposes of an amalgamation or reconstruction); or calls a meeting of its creditors for the purposes of considering a resolution that it be wound-up voluntarily; or resolves to present its own winding-up petition; or is wound-up (whether in England or elsewhere); or has a liquidator or provisional liquidator appointed; or

                 29.2.3.5 shall cease for any reason to maintain its corporate existence; or is struck off the register of companies; or otherwise ceases to exist; or

       29.2.4 if the Tenant, for the time being, and/or the Guarantor (if any) (being an individual, or if more than one individual, then any one of them) makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986; or convenes a meeting of, or enters into any arrangement, scheme, compromise, moratorium or composition with, any of his creditors (whether under Part VIII of the Insolvency Act 1986 or otherwise); or has a bankruptcy petition presented against him or is adjudged bankrupt (whether in England or elsewhere); or has a receiver appointed in respect of the Tenant's or the Guarantor's property or assets or any part; or

       29.2.5 if analogous proceedings or events to those referred to in this clause shall be instituted or occur in relation to the Tenant, for the time being, and/or the Guarantor (if any) elsewhere than in the United Kingdom; or

       29.2.6 if the Tenant, for the time being, and/or the Guarantor (if any) suffers any distress or execution to be levied on the Premises which is not discharged in full within twenty one (21) days after the levy has been made; or becomes unable to pay its debts as and when they fall due.


                                   SECTION 10

                     LANDLORD'S SERVICES AND SERVICES CHARGE


30.    LANDLORD'S SERVICES

30.1   PROVISION OF SERVICES

       Subject to the Tenant paying the Service Charge unless the same shall be the subject of a bona fide dispute in which case for the duration of the dispute this condition shall be deemed to be satisfied, the Landlord covenants with the Tenant that it shall (during the period while it is the Landlord, and without liability in respect of any subsequent period) provide the following services in accordance with the principles of good estate management and to a standard commensurate with high class offices in the City of London unless prevented by industrial disputes unavailability of materials inevitable accident or any other matter outside the control of the Landlord:-

       30.1.1 REPAIRS

              To keep the Retained Parts in good repair and condition and in a good and appropriate state of decoration;

       30.1.2 COMMON PARTS

              To keep clean and maintained in a proper manner and in a good and appropriate state of decoration the Common Parts, including their windows, and any lavatory of which the Tenant has the use, and to keep them adequately lighted during Business Hours (and during such additional hours as the Tenant shall request at the sole cost of the Tenant);

       30.1.3 LIFT(S)

              During Business Hours, (and during such additional hours as the Tenant shall request at the sole cost of the Tenant), to provide a lift service by the operation of all the lifts now installed in the Building or by such substituted lifts of equal or superior quality as the Landlord may, in its reasonable discretion, from time to time install;

       30.1.4 HOT AND COLD WATER

              To provide an adequate supply of hot water and cold water to the wash basins in any lavatory in the Building;

       30.1.5 HEATING

              30.1.5.1 During Business Hours, (and during such additional hours as the Tenant shall request at the sole cost of the Tenant) to provide to the Premises heating to such temperature as shall be appropriate and for such periods of the year as shall be necessary; and

              30.1.5.2 During Business Hours, (and during such additional hours as the Tenant shall request at the sole cost of the Tenant) to provide to the Common Parts heating to such temperature as shall be appropriate and for such periods of the year as shall be necessary

       30.1.6 AIR CONDITIONING

              During Business Hours (and during such additional hours as the Tenant shall request at the sole cost of the Tenant), to provide air conditioning to the Premises to such standard as the air conditioning system was designed to achieve;

       30.1.7 STAFF

              To employ such staff as the Landlord may reasonably deem necessary to enable it to provide any of the services in the Building and for its general management and security;

       30.1.8 NAME BOARDS

              To provide name boards of such size and design as the Landlord may reasonably determine in the entrances to the Building and at such other locations as the Landlord may reasonably consider desirable;

       30.1.9 OPEN AREAS

              To repair and maintain those parts of the Building which are not built on, and keep them clear of all rubbish and free from weeds, and to provide and maintain such Go plants, shrubs, trees or garden or grassed areas as may be reasonably appropriate, and to keep them planted, free from weeds and the grass cut.

        30.1.10 COMMON PARTS

                To keep the Common Parts appropriately furnished carpeted and equipped.

        30.1.11 EXTERNAL WINDOWS

                To clean the outside of all external windows.

        30.1.12 LANDSCAPING

                To provide and maintain appropriate plants and landscaping in the Common Parts.

        30.1.13 REFUSE BINS

                To provide refuse bins and operate a refuse storage and collection service.

        30.1.14 SIGNAGE

                To provide signs nameboards and other suitable or necessary notices in the Common Parts.

        30.1.15 WATER AND SEWERAGE

                To procure the provision of water and sewerage services to the Building.

        30.1.16 SECURITY AND SAFETY SYSTEMS

                To provide operate repair renew clean and maintain:

                (a) fire alarms sprinkler fire prevention and fire fighting equipment and ancillary apparatus; and

                (b) appropriate security alarms systems and apparatus (and to provide appropriate security staff and guards);

                (c)     appropriate emergency systems.

30.2    VARIATION OF SERVICES

        The Landlord may, at its discretion, add to, extend or vary (but not withhold) from time to time any of the services referred to in this clause if the Landlord shall reasonably consider it desirable to do so in accordance with principles of good estate management for the more efficient management, operation or security of the Building, or for the comfort of the tenants in the Building.

30.3   FAILURE BY LANDLORD TO PROVIDE SERVICES

       The Landlord shall not be liable to the Tenant in respect of any failure by the Landlord to perform any of the services referred to in this clause unless the Landlord knew or ought reasonably to have known of the failure or the Tenant has given to the Landlord written notice of the failure in question and the Landlord has failed within a reasonable time to remedy it.

30.4   EXCLUSION OF LANDLORD'S LIABILITY

       The Landlord shall not incur any liability for any failure or interruption in any of the services to be provided by the Landlord or for any inconvenience or injury to person or property arising from that failure or interruption, in either case due to any mechanical breakdown or any cause or circumstance beyond the control of the Landlord, but the Landlord shall use reasonable endeavours to cause the service in question to be reinstated with the minimum of delay.

30.5   EXCLUSION OF LANDLORD'S LIABILITY FOR CONDUITS

       The Landlord may subject prior arrangement with the Tenant (except in the case of emergency) and for the minimum period reasonably necessary take out of service for repair replacement or modernisation any of the Conduits and other mechanical and electrical installations serving the Premises and shall not thereby be liable to the Tenant or to the Tenant's employees or those claiming through or under the Tenant for such taking out of service or for the failure or breakdown of any such Conduits or other mechanical or electrical installations Provided that the Landlord procures the reinstatement thereof as soon as reasonably possible and provides temporary alternative Conduits or installations approved by the Tenant (such approval not to be unreasonably withheld).

30.6   BUSINESS HOURS

       During such time as the Property Management Agreement remains in full force and effect, the obligation to provide certain of the services referred to in Clause 30.1 during Business Hours only shall not apply and the Landlord will provide such services in the manner prescribed in Clause 30.1 at all times.

31.    SERVICE CHARGE

31.1   DEFINITIONS

       In this Lease:-

       31.1.1 "ADVANCE PAYMENT" means the Service Charge Percentage of the Estimated Expenditure and the total cost reasonably estimated by the Landlord as the cost of complying with its covenants at sub-clauses 30.1.5.1 and 30.1.6 or providing the services outside Business Hours listed at sub-clause 30.1.2, 30.1.3, 30.1.5.2 and 30.1.6 which shall be based on a budget prepared by the Landlord and submitted to the Tenant and includes for the Financial Year in question any revised estimate of the budget of such costs for that Financial Year which shall be provided to the Tenant with an explanation of any such revision;

       31.1.2 "ESTIMATED EXPENDITURE" means, for any Financial Year during the Term, such sum as the Landlord may, from time to time, reasonably specify as being a fair and reasonable estimate of the Expenditure for the current Financial Year based on a budget prepared by the Landlord and submitted to the Tenant, and includes, for the Financial Year in question, any revised budget of the Landlord's estimate of the Expenditure for that Financial Year which shall be provided to the Tenant with an explanation of any such revision;

       31.1.3 "EXPENDITURE" means the aggregate of all costs, expenses and outgoings whatsoever incurred by the Landlord in complying with its covenants under clause 30 (other than sub-clauses 30.1.5.1 and 30.1.6) and in respect of the items set out in SCHEDULE 7, whether the Landlord is obliged by this Lease to incur them or not but there shall be deducted from the foregoing any contributions to such costs, expenses and outgoings recoverable in the relevant Financial Year under leases or agreements for leases relating to the Retail Unit.

       31.1.4 "FINANCIAL YEAR" means the period from [ o ] in every year to [preceding day] of the following year, or such other period of twelve months as the Landlord may reasonably from time to time determine;

       31.1.5 "SERVICE CHARGE" means the aggregate of:-

              (a) the Service Charge Percentage of the Expenditure and the proper costs, expenses and outgoings properly incurred by the Landlord in complying with its covenants under sub-clauses 30.1.5.1 and 30.1.6; and

              (b) a fair proportion of the proper costs expenses and outgoings properly incurred by the Landlord in providing to those tenants of premises within the Building who have requested the provision by the Landlord of the services listed at sub-clauses 30.1.2, 30.1.3, 30.1.5 and 30.1.6 outside of Business Hours (such costs expenses and outgoings hereinafter referred to as the "ADDITIONAL COSTS") provided that in the event no other tenant of premises within the Building requests such services outside of Business Hours the fair proportion to be borne by the Tenant in respect of such Additional Costs shall be one hundred percent (100%);


       31.1.6 "SERVICE CHARGE PERCENTAGE" means the figure calculated as follows (subject to adjustment under this Clause 31):-

               X
              --- x 100
               Y

              where:-

              X =  the Net Internal Area of the Premises;

              Y = the aggregate Net Internal Area of Lettable Areas within the Building used or intended to be used for office purposes or uses ancillary thereto.

       31.1.7 "SERVICE CHARGE COMMENCEMENT DATE" means [ o 199 ];
              [NOTE: TO BE CALCULATED IN ACCORDANCE WITH THE AGREEMENT FOR LEASE : DATE OF POSSESSION]

       31.1.8 "PROVISIONAL QUARTERLY SERVICE CHARGE PAYMENT" means (pound)[    ]

31.2   ACCOUNT OF EXPENDITURE

       The Landlord shall, as soon as practical after the end of each Financial Year and in any event within six months, prepare an account showing the Expenditure and the Additional Costs for that Financial Year and containing a fair summary of the various items comprising the Expenditure and the Additional Costs, and such account shall be audited and certified by an independent chartered or certifying accountant and a copy of it supplied to the Tenant, it shall be conclusive evidence, for the purposes of this Lease, of all matters of fact referred to in the account.

31.3   ADVANCE PAYMENT

       The Tenant shall pay to the Landlord on account of the Service Charge:-

       31.3.1 for the period beginning on the Service Charge Commencement Date to the end of the Financial Year current at the date of this Lease the Advance Payment for that Financial Year; and

       31.3.2 for each Financial Year following that current at the date of this Lease the Advance Payment,

       all such payments to be made by equal quarterly payments in advance on the same dates as the Principal Rent is payable and to be subject to adjustment if the Estimated Expenditure is revised as contemplated by its definition or the Additional Costs amount is revised as contemplated, the first instalment, being a proportion of the Provisional Quarterly Service Charge Payment for the period beginning on the Service Charge Commencement Date and ending on the day before the quarter day following the Service Charge Commencement Date, to be made on [o NOTE: TO BE DEALT WITH IN THE AGREEMENT FOR LEASE]

31.4   BALANCING PAYMENT

       If the Service Charge for any Financial Year:-

       31.4.1 shall exceed the Advance Payment for that Financial Year, the excess shall be paid by the Tenant to the Landlord within ten working days of written demand; or


       31.4.2 shall be less than the Advance Payment for that Financial Year, the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge, or, if there is none, refunded to the Tenant within 10 Working Days with interest at four per cent below the Prescribed Rate.

31.5   OMISSIONS

       Any omission by the Landlord to include in the account of the Expenditure in any Financial Year a sum expended or a liability incurred in that Financial Year shall not preclude the Landlord from including that sum or the amount of that liability in the next following Financial Year

31.6   ALTERATION OF SERVICE CHARGE PERCENTAGE

       If, at any time during the Term, the Net Internal Area of the Lettable Areas within the Building used or intended to be used for office purposes or uses ancillary thereto shall change or any other circumstances shall arise which make the calculation of the Service Charge Percentage (whether or not relating to individual items of Expenditure) unreasonable or inequitable, the Landlord shall be entitled to alter the Service Charge Percentage to such other percentage as is fair and reasonable in the circumstances.

31.7   CONTINUING APPLICATION OF PROVISIONS

       This clause shall continue to apply notwithstanding the expiration or earlier determination of the Term but only in respect of the period down to such expiration or earlier determination, the Service Charge for that Financial Year for that period being apportioned on a daily basis.

31.8   RETAIL UNIT

       The Landlord covenants that the tenant of the Retail Unit (or if there be no such tenant the Landlord) shall bear a proper proportion of all relevant Expenditure and that the Landlord shall provide the Tenant with all or any matters necessary to explain and calculate such apportionment.

31.9   DISPUTES

       If any dispute arises in relation to the amount of the Estimated Expenditure or the Expenditure or the Service Charge the Tenant shall be required to pay the amounts requested by the Landlord. If following any such dispute it is agreed between the parties or determined that the Service Charge paid by the Tenant on account of any Financial Year is in excess of the amount agreed or determined to be properly payable by the Tenant during that Financial Year the Landlord shall repay to the Tenant or credit against the next payment of Estimated Expenditure the excess amount together with interest at four per cent below the Prescribed Rate on such excess amount for the period from the date when the excess was received by the Landlord until the date of repayment to the Tenant or credit against the next payment of Estimated Expenditure as appropriate.


                                   SECTION 11

                                  MISCELLANEOUS


32.    QUIET ENJOYMENT

       The Landlord (in respect of the period during which it is the Landlord, and without liability in respect of any subsequent period) covenants with the Tenant that the Tenant, paying the Rents and performing and observing the covenants on the part of the Tenant contained in this Lease, shall and may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through, under, or in trust for it or by title paramount.

33.    RELETTING NOTICES

       The Tenant shall permit the Landlord, at all reasonable times during the last six (6) months of the Term, to enter the Premises and affix and retain, without interference, on any suitable parts of them (but not so as to affect the access of light or air to the Premises) notices for reletting them and the Tenant shall not remove or obscure such notices and shall permit all persons with the written authority of the Landlord to view the Premises at all reasonable hours in the daytime, upon prior appointment having been made.

34.    DISCLOSURE OF INFORMATION

       Upon making any application or request in connection with the Premises or this Lease, the Tenant shall disclose to the Landlord such information relating to the Premises or the application or request as the Landlord may reasonably require.

35.    INDEMNITY

       The Tenant shall keep the Landlord fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising in any way directly or indirectly out of:-

       35.1 any act, omission, neglect or default of the Tenant or any persons in the Premises expressly or impliedly with the Tenant's authority which the Tenant knows or ought reasonably to have known would cause damage to the Landlord's reversion; or

       35.2 any breach of any covenant by the Tenant contained in this Lease subject to the Landlord using all reasonable endeavours to mitigate its losses.

36.    REPRESENTATIONS

       The Tenant acknowledges that this Lease has not been entered into in reliance, wholly or partly, on any statement or representation made by, or on behalf of, the Landlord, except any such statement or representation that is expressly set out in this Lease or in the Agreement for Lease which preceded it or in written replies to enquiries given by solicitors acting for the Landlord.

37.    EFFECT OF WAIVER

       Each covenant by the Tenant shall remain in full force even though the Landlord may have waived or released it temporarily or waived or released (temporarily or permanently, revocably or irrevocably) a similar covenant affecting other property belonging to the Landlord.

38.    NOTICES

38.1   NOTICES TO TENANT OR GUARANTOR

       Any demand or notice required to be made, given to, or served on, the Tenant or the Guarantor (if any) under this Lease shall be duly and validly made, given or served if addressed to the Tenant or the Guarantor respectively (and, if there shall be more than one of them, then any one of them) and delivered personally, or sent by pre-paid registered or recorded delivery mail, or sent by fax addressed (in the case of a company) to its registered office, or (in the case of a notice to the Tenant) the Premises and while Goldman Sachs International [Restamove Limited] remains the tenant marked for the attention of The Facilities Manager.

38.2   NOTICES TO LANDLORD

       Any notice required to be given to, or served on, the Landlord shall be duly and validly given or served if sent by pre-paid registered or recorded delivery mail, or sent by fax addressed to the Landlord and if there be more than one of them, then to any one of them at the registered office of the Landlord (if a company) Provided That if the Landlord be domiciled or registered outside England and Wales it shall at all times procure that the Tenant is informed of an address for service in England and Wales.

39.    APPLICABLE LAW AND JURISDICTION

       This Lease shall be governed by and construed in all respects in accordance with the Laws of England and proceedings in connection therewith shall be subject (and the parties hereby submit) to the non-exclusive jurisdiction of the English Courts and for the purposes of Order 10 Rule 3 of the Rules of the Supreme Court of England and any other Rules thereof the Landlord the Tenant and the Guarantor hereby irrevocably agree that any process may be served upon them by leaving a copy addressed to each of them at their respective address stated above or at such other address for service within England and Wales as may be notified in writing from time to time to the other provided that such notification refers expressly to this clause of this Lease.

40.    INVALIDITY OF CERTAIN PROVISIONS

       If any term of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Lease or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law

41.    GUARANTOR'S COVENANTS

       In consideration of this Lease having been granted at its request, the Guarantor covenants in the terms contained in SCHEDULE 4.

42.    NEW TENANCY

       This Lease constitutes a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

43.    TENANT'S OPTION TO DETERMINE

       If the Tenant shall desire to determine the Term on [o Note: this will be the date 20 years after Shell & Core Practical Completion] (the "BREAK DATE") it shall give to the Landlord (time to be of essence) not less than thirteen months' written notice (a "NOTICE") of such desire expiring on the relevant Break Date and upon the expiry of the Notice the Term shall immediately cease and determine subject to:-

43.1 the Tenant having paid in full the Principal Rent and any other sums properly due and demanded pursuant to this Lease up to and including the Break Date; and

43.2 there being yielded up all of the office premises within the Building with vacant possession of the whole of those premises to the Landlord on the Break Date and at the same time there being determined the Term of all the other office leases within the Building but without prejudice to any rights and remedies which may then have accrued to the Landlord or the Tenant in respect of any antecedent breach of any of the covenants in this Lease.

44.    RETAIL UNIT

44.1 The Landlord shall not use or allow the use of the Retail Unit for the following uses:

       Betting Office
       Undertakers
       Pet Shop
       Hairdressers
       Charity Shop
       Newsagents
       Ticket Agency
       Sex Shop
       Music Centre
       Sale of secondhand goods
       Sandwich bar (not extending to operations like Boots)

       Any use involving formal exhibitions open to the public or entertainment Government department offices visited by members of the public

       Sale of food or drink for consumption on the premises or of hot food for consumption off the premises

       PROVIDED THAT Newsagents of the like of WH Smith, Ticket Agencies of the like of Thomas Cook and Music Centres of the like of HMV will be permitted so long as their proposed level of use of the loading bay is not so excessive as to unduly fetter the Tenant's (or other occupiers of the offices) use of the loading bay or offices and so long as the relevant Retail Unit tenant agrees to be bound by the initial rules and regulations governing use of the loading bay (and any reasonable replacements) Provided Further that if the Retail Unit is let by way of a single letting to a Newsagents, Ticket Agency or Music Centre of the type described above then so long as the relevant Retail Unit tenant agrees to be bound by the initial rules and regulations governing use of the loading bay (and any reasonable replacements) and to act reasonably in relation to such use of the loading bay then such user shall be permitted

44.2 The Landlord shall impose obligations upon (and if so reasonably requested by the Tenant and at the Tenant's cost take steps to enforce those obligations) the occupiers of the Retail Unit requiring that they shall

       44.2.1 at all times maintain a high quality display in the windows of the Retail Unit

       44.2.2 cover no more than 15% of the windows (other than those required to be obscured pursuant to the Lease) with trade placards, posters or advertisements

       44.2.3 not wilfully to do anything within the Retail Unit which would be likely to be a nuisance or cause damage to the Tenant

       44.2.4 ensure that no music or machinery noise can be heard outside the Retail Unit

       44.2.5 not deposit rubbish outside the Building

       44.2.6 not to erect any external additions to the Retail Unit other than shop fascia approved by the planning authority and signage and projections approved by the Tenant (such approval not to be unreasonably withheld)

44.3 The Landlord shall not allow the use of the Retail Unit for any use other than retail sales and ancillary uses (including storage) and not for the sale of food or drink for consumption on the premises or of hot food for consumption off the premises save that the basement may be used as a high class winebar subject to compliance with the following conditions

       44.3.1 The operator of the winebar shall have no right to use the loading bay at the Building otherwise than at specified times (if any) confirmed by the Tenant


       44.3.2 The proposed access for deliveries to the winebar, the method of providing kitchen extracts and exhausts, the method of managing smells and noise, how public access would be given and all matters relating to fire precautions, safety and security shall all be approved by the Tenant such approval not to be unreasonably withheld

45.    SIGNAGE ON TILE BUILDING

       During such period as the Property Management Agreement remains in full force and effect the Landlord shall not affix or display on any exterior part of the Building any placard plate sign bill board writing notice or advertisement or erect any aerial mast or flagpole in upon the Building which materially affects the appearance of the Building nor place on the frontage of the Building any nameplate or fascia other than in a form approved by the Tenant such approval not to be unreasonably withheld or delayed.

46.    RETAIL UNIT OPAQUE COVERING

       The Landlord shall procure that no placard sign board writing notice advertisement nameplate or fascia shall be placed on the area shown edged turquoise on Plan 3 (the "retail frontage") so as to be visible from the office entrance and that such retail frontage shall at all times be covered by an opaque covering so that the interior of the Retail Unit is not visible.


IN WITNESS whereof this Deed has been executed by the parties and is intended to be and is hereby delivered on the date first written above.

                                   SCHEDULE 1

                           EXCEPTIONS AND RESERVATIONS


1. There are excepted and reserved to the Landlord and the owners, tenants and occupiers of the Building and all other persons authorised by the Landlord or having similar rights:-

1.1    the right to the passage connection and running of (i) the Conduits and
       (ii) the Utilities through any relevant Conduits which (in either case) are now, or may at any time be in, under, or over the Premises other than those within or exclusively serving the Premises;

1.2 the right to install, retain and use ducting, trunking and associated louvres or extract systems through the Structure serving ventilation, plant and to intake and expel fumes through such ducting, trunking and associated equipment.

1.3 the right to maintain connections or (if necessary) to connect (a) appropriate Conduits to any communication equipment provided for the use of the tenants of all Lettable Areas by the Landlord which are now or may be at any time in under or over the Premises (b) to any sprinkler system which is now or may at any time be in under or over the Premises serving the Premises in common with other Lettable Areas (c) to any fire alarm system within the Premises (d) to any soil and vent pipe and any associated drains and sewers which are now or may be in under or over the Premises and provided by the Landlord for use by occupiers of the Lettable Areas;

1.4 the right subject to compliance with Clause 3.10 to enter the Premises in order to:-

       1.4.1 inspect, clean, maintain, repair, connect, remove, lay, renew, relay, replace, alter or execute any works whatsoever to, or in connection with, any of the Conduits or any other services;

       1.4.2 execute repairs, decorations, alterations or any other works, and to make installations to the Premises, the Building or to any Adjoining Property;

       1.4.3 repair or maintain the atrium and clean any interior windows of any atrium; or

       1.4.4 do anything which the Landlord may do or covenants to do under this Lease;

1.5 the right to erect scaffolding for the purpose of repairing or cleaning the Building, or in connection with the exercise of any of the rights mentioned in this Schedule even though such scaffolding may temporarily restrict the access to, or enjoyment or use of, the Premises;

1.6 any rights of support, protection and shelter or other easements and rights now, belonging to, or enjoyed by, other parts of the Building;

1.7 full right and liberty at any time after the date of this Lease to raise the height of, or make any alterations or additions or execute any other works to the Building or any buildings on any Adjoining Property, or to erect any new buildings of any height on any Adjoining Property in such manner as the Landlord or the person exercising the right shall think fit and even though they may obstruct, affect or interfere with the passage of light and air to the Premises, but not so that the Tenant's use and occupation of them is materially affected;

1.8 subject to Clause 45 the right to affix or display on any exterior part of the Building any placard plate sign bill board writing notice or advertisement and to erect any pipe wire aerial mast or other apparatus whatsoever in or upon the Building or any part thereof and to place on the frontage of the Building name plates or fascia

2. Any rights or easements excepted and reserved in paragraph 1 over anything which is not in being at the date of this Lease shall be effective only in relation to any such thing which comes into being before the expiry of eighty (80) years from today, which shall be the perpetuity period applicable to this Lease.

                                   ______________

                                   SCHEDULE 2

                                 RIGHTS GRANTED


1. Subject to any existing or future reasonable regulations made by the Landlord and to any temporary interruption for repairs, alterations or replacements, the right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and all persons having a similar right) to use the Common Parts for all proper purposes in connection with the use and enjoyment of the Premises.

2. Subject to any temporary interruption for repairs, alterations or replacements, the right to the passage of any of the Utilities to and from the Premises through any relevant Conduits and the right subject to the provisions of Clause 3.10 to connect into such Conduits which are now or (within a period of 80 years after the date of this Lease) may be in, under, or over any other part of the Building, in each case so far as any of the same are necessary for the reasonable use and enjoyment of the Premises;

3. The right of support and protection from all other parts of the Building as is now enjoyed by the Premises;

4. The right for the Tenant or other permitted occupier to have displayed on any name board provided by the Landlord in the main and other entrances to the Building the name and location within the Building of the offices of the Tenant or other permitted occupier and to have its name displayed on a sign in the house style of the Tenant or other permitted occupier in the lift lobby of each floor of the Premises;

5. The right to use that part of the Building so designated by the Landlord for the deposit of all rubbish and refuse in proper receptacles for collection by or on behalf of the local authority

6. The exclusive right to use the floor of the Atrium for such reasonable purposes as the Tenant may require including use as a seating area for a staff restaurant and/or the installation of accommodation staircases and the right to hang artwork appropriate for high class offices in the Atrium (including suspending such artwork from the roof of the Atrium).

7. The right to enter any other parts of the Building at all reasonable times and (except in case of emergency) upon reasonable notice for the purpose of inspecting maintaining cleaning repairing renewing and replacing any Conduits and connections thereto which exclusively serve the Premises (and to exercise any of the rights hereby granted or to comply with its obligations hereunder (including suspending such artwork from the roof of the Atrium).

8. The right in common with other occupiers of the Building to install maintain inspect repair renew and replace plant and equipment on the roof of the Building in such locations as the Tenant may reasonably require together with all necessary rights of access thereto.

9. The exclusive right (save for access needed by the Landlord for maintenance and services) to use the roof areas/balconies edged and hatched yellow on the plans for any reasonable purpose ancillary to the Tenant's use of the Premises, but not to carry out any additions or alterations to such areas without the Landlord's prior written consent, not to be unreasonably withheld.

10. The exclusive right to use the risers shown coloured [ o ] on Plan [ o ]. [NOTE: BASEMENT TO FOURTH FLOOR LEASE ONLY] [NOTE: PLAN TO BE AGREED PURSUANT TO PROVISIONS IN AGREEMENT FOR LEASE]

11. The right to install inspect renew repair maintain and use bridge and tunnel links to Peterborough Court constructed in accordance with the provisions of the [o Tunnel and Bridges Agreement] or such other bridge or tunnel links to Peterborough Court as the Landlord may approve such approval not to be unreasonably withheld.

12. The right to install and connect to new or existing Conduits above or below ground level and where necessary to make holes in floor slabs or the Structure to do so and to retain Conduits in or under or over the Retained Parts.

13. The right subject to obtaining the Landlord's prior consent such consent not to be unreasonably withheld to infill one or more floors of either or both of the atria and to use the same as if it had been part of the original demise of the relevant floor.

14. The right to make openings in the slab in the soft spots shown coloured [ o ] on plan [ o ] to use the same for purposes connected to the Tenant's use and occupation of the Premises including the creation of accommodation staircases.

       [NOTE: TO BE DEALT WITH AS PART OF TRAIL PROCESS UNDER AGREEMENT FOR
       LEASE]

15. The right to make openings in and alterations to the floor slabs the roof slabs and the Retained Parts of the Building to link services and/or to create accommodation staircases between the Premises and/or the roof and/or other floors of the Building and to link services and/or to provide accommodation staircases between different floors comprised within the Premises and/or to facilitate alterations being carried out to the Premises.

16. The exclusive right to park 34 motor cars in the basement car park of the Building provided it is acknowledged that the areas shown hatched [ o ] on plan [ o ] are occupied by plant.

       [NOTE: PLAN TO SHOW ANY SUCH AREAS UPON GRANT OF LEASE]

                                   __________

                                   SCHEDULE 3

                                USE RESTRICTIONS


1.     DANGEROUS MATERIALS AND USE OF MACHINERY

       The Tenant shall not:-

       1.1 bring into the Building or keep in the Premises any article or thing which is or may become combustible, dangerous, explosive, inflammable, offensive or radioactive, or which might increase the risk of fire or explosion, other than usual office supplies and equipment and reasonable quantities of oil required for the operation of any boiler, plant, machinery, equipment and apparatus which shall be stored in accordance with the requirements of any statute affecting the Premises and of any insurer of them;

       1.2 keep or operate in the Premises any machinery which is unduly noisy or causes vibration, or which is likely to annoy or disturb any owner or occupier of the Building.

2.     OVERLOADING FLOORS AND SERVICES

       The Tenant shall not:-

       2.1 overload the floors of the Premises or the Building nor suspend any excessive weight from any ceiling, roof, stanchion, structure or wall of the Building nor overload any Utility in or serving it;

       2.2 do anything which may subject the Premises or the Building to any strain beyond that which they are designed to bear (with due margin for safety);

       2.3    exceed the weight limits prescribed for any lift in the Building;

       2.4 overload any plant and equipment beyond any design level which it is intended to bear.

3.     DISCHARGES INTO CONDUITS

       The Tenant shall not discharge into any Conduit any oil or grease or any noxious or deleterious effluent or substance which may cause an obstruction or might be or become a source of danger, or which might damage any Conduit or the drainage system of the Building or any Adjoining Property.

4.     DISPOSAL OF REFUSE

       The Tenant shall not deposit on any part of the Premises any refuse, rubbish or trade empties of any kind other than in proper receptacles, and shall not burn any refuse or rubbish on the Premises.

5.     OBSTRUCTION OF COMMON AREAS

       The Tenant shall not do anything as a result of which the Common Parts or other area over which the Tenant may have rights of access or use may be damaged, or their fair use by others may be obstructed in any way and shall not park any vehicle on any road or open area forming part of the Building other than in any approved parking or loading/unloading area.

6.     PROHIBITED USES

       The Tenant shall not use or permit the use of the Premises for any public or political meeting, or public exhibition or public entertainment, show or spectacle; or for any dangerous, noisy, noxious or offensive business, occupation or trade; or for any illegal or immoral purpose; or for residential purposes; or for betting, gambling, gaming or wagering; or as a betting office; or as a club; or for the sale of any beer, wines or spirits; or for any auction or as an undertakers.

7.     NUISANCE

       The Tenant shall not:-

       7.1 do anything in the Premises or the Building which may be or become a nuisance to, the Landlord or any other tenant or occupier in the Building or any owner or occupier of any Adjoining Property;

       7.2 play any musical instrument, or use any loudspeaker, radio, tape recorder, record or compact disc player or similar apparatus in such a manner as to be audible outside the Premises;

       7.3 place outside the Premises or in the Common Parts or expose from any window of the Premises any articles, goods or things of any kind.

                                   __________

                                   SCHEDULE 4

                             COVENANTS BY GUARANTOR


1.     COVENANTS AND INDEMNITY BY GUARANTOR

       The Guarantor:-

       1.1 covenants with the Landlord, as a primary obligation, that the Tenant (in this Schedule meaning Goldman Sachs International only) shall, at all times during the Term (including any continuation or renewal or extension of this Lease) or (if earlier) until the Tenant is released pursuant to the 1995 Act, duly perform and observe all the covenants on the part of the Tenant contained in this Lease, including the payment of the Rents and all other sums payable under this Lease in the manner and at the times specified in this Lease; and

       1.2 (but not so as to provide the Landlord with a greater claim than it would have enjoyed in such circumstances if the Guarantor had been the Tenant) indemnifies, as a primary obligation, the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default by the Tenant in the performance and observance of any of its obligations or the payment of any rent and other sums.

2.     WAIVER BY GUARANTOR

       The Guarantor waives any right to require the Landlord to proceed against the Tenant before proceeding against the Guarantor.

3.     POSTPONEMENT OF CLAIMS BY GUARANTOR AGAINST TENANT

       The Guarantor further covenants with the Landlord that the Guarantor shall:-

       3.1 not claim in any liquidation, bankruptcy, composition or arrangement of the Tenant in competition with the Landlord;

       3.2 not exercise any right or remedy in respect of any amount paid or any liability incurred by the Guarantor in performing or discharging its obligations contained in this Schedule, or claim any contribution from any other guarantor.

4.     POSTPONEMENT OF PARTICIPATION BY GUARANTOR IN SECURITY

       The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

5.     NO RELEASE OF GUARANTOR

       None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor as principal obligor under this Lease or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:-

       5.1 any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of the Rents or the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

       5.2 any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises;

       5.3    any extension of time given by the Landlord to the Tenant;

       5.4 any reviews of the rent payable under this Lease and (subject to Section 18 of the 1995 Act) any variation of the terms of this Lease or the transfer of the Landlord's reversion or the assignment of this Lease;

       5.5 any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation, administration or bankruptcy or analogous matters (as the case may be) of either the Tenant or the Guarantor;

       5.6 any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside, or in excess of, the powers of the Tenant;

       5.7 (without prejudice to the generality of the foregoing and so as to reflect the express intentions of the parties to this Lease) any other deed, act, omission, failure, matter or thing whatsoever as a result of which, but for this provision, the

              Guarantor would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord) but so that this sub-clause 5.7 shall not provide the Landlord with a greater claim than it would have enjoyed in such circumstances if the Guarantor had been the Tenant.

6.     DISCLAIMER OR FORFEITURE OF LEASE

       The Guarantor further covenants with the Landlord that:-

       6.1 if the Crown or a liquidator or trustee in bankruptcy or analogous person shall disclaim or surrender this Lease or take any analogous action; or

       6.2    if this Lease shall be forfeited; or

       6.3    if the Tenant for the time being shall cease to exist

       the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within six (6) months after such disclaimer or other event so requires, accept from, and execute and deliver to, the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term, such new lease to be at the cost of the Guarantor and to be at the same Rents and subject to the same covenants and provisions as are contained in this Lease.

7.     GUARANTOR TO PAY SUM EQUAL TO RENTS

       If the Landlord shall not require the Guarantor to take a new lease pursuant to paragraph 8, the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the Rents and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of six (6) months from such date or until the Landlord shall have granted a lease of the Premises to a third party (whichever shall occur first).

8.     GUARANTOR TO JOIN IN AUTHORISED GUARANTEE AGREEMENT

       The Guarantor covenants with the Landlord, and as a separate covenant with the Tenant, that the Guarantor will join in, and execute and deliver to the Landlord, any Deed which the Tenant is required to execute and deliver to the Landlord pursuant to clause 19.4, so as to give the covenants on the part of the Guarantor therein contained.

9. The Guarantor may not assign its rights nor delegate its obligations under this Guarantee, in whole or in part, without the prior written consent of the Landlord, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of the Guarantor's rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form (the "Successor") that succeeds to all or substantially all of the Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, and subject to the Landlord having received in a form reasonably satisfactory to the Landlord, a deed executed by the Successor (accompanied by a legal opinion from a reputable firm of lawyers confirming due execution) confirming to the Landlord that the Successor assumes all obligations of the Guarantor under the Agreement for Lease, whether by operation of law or by virtue of such deed, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.


                                   __________

                                   SCHEDULE 5

                  AUTHORISED GUARANTEE AGREEMENT TO BE GIVEN BY
             TENANT/UNDERTENANT PURSUANT TO CLAUSES 19.4 AND 20.12.2

THIS DEED is made the                  day of                 19


BETWEEN:-

(1)    [                          ] whose registered office is at
       [                    ] (registered number:           ) (the "TENANT")

       [and]

(2)    [                            ] whose registered office is at
       [                 ] (registered number:               ) (the "LANDLORD")
       [and

(3)    [                ] whose registered office is at [            ]
       (registered number:               ) (the "GUARANTOR")]


WHEREAS:

(A) This Agreement is made pursuant to the lease/underlease briefly described in Schedule 1 (the "LEASE"/"UNDERLEASE") which expression shall include (where the context so admits) all deeds and documents supplemental to the said lease/underlease (whether expressed to be so or not) relating to the Premises briefly described in Schedule 2 (the "PREMISES").


(B) The Tenant/Undertenant holds the Premises under the Lease/Underlease and wishes to assign the Lease/Underlease to the prospective assignee briefly described in Schedule 3 (the "ASSIGNEE"), and pursuant to the Lease/Underlease the consent of the Landlord/of the Landlord and of the Tenant is required to such assignment (the "ASSIGNMENT") and such consent is/consents are given subject to a condition that the Tenant/Undertenant is to enter into a Deed in the form of this Deed [and pursuant to [paragraph [___] of Schedule [_____]/Clause [ ] to/of the Lease/Licence to Assign/Licence to Underlet made the ___ day of _______ 199_ between
       (1) [the Landlord] (2) [the Tenant] and (3) the Guarantor the Guarantor has agreed to enter into this Deed].

NOW THIS DEED WITNESSES as follows:-

1.     AUTHORISED GUARANTEE

       Pursuant to the said condition the Tenant/Undertenant covenants with the Landlord,/with the Landlord, and separately with the Tenant, as a primary obligation [in each case], that the Assignee or the Tenant/Undertenant shall, at all times during the period (the "GUARANTEE PERIOD") from the completion of the Assignment until the Assignee shall have ceased to be bound by the TENANT COVENANTS (which in this Deed shall have the meaning attributed thereto by section 28(1) of the Landlord and Tenant (Covenants) Act 1995 (the "1995 ACT")) contained in the Lease/Underlease (including the payment of the rents and all other sums payable under the Lease/Underlease in the manner and at the times specified in the Lease/Underlease), duly perform and observe the tenant covenants.

2.     TENANT'S/UNDERTENANT'S LIABILITY

2.1 The Tenant/Undertenant agrees that the Landlord [and the Tenant], in the enforcement of its [their respective] rights under this Deed, may proceed against the Tenant/Undertenant as if the Tenant/Undertenant were the sole or principal debtor in respect of the tenant covenant in question.

2.2 For the avoidance of doubt, notwithstanding the termination of the Guarantee Period the Tenant/Undertenant shall remain liable under this Deed in respect of any liabilities which may have accrued prior to such termination.

2.3 For the avoidance of doubt the Tenant/Undertenant shall be liable under this Deed for any costs and expenses incurred by the Landlord in enforcing the Tenant's/Undertenant's obligations hereunder.

3.     DISCLAIMER OF LEASE

[3.1] The Tenant/Undertenant further covenants with the Landlord [and separately with the Tenant], that if the Crown or a liquidator or trustee in bankruptcy shall disclaim the Lease/Underlease during the Guarantee Period the Tenant/Undertenant shall, if the Landlord/Tenant by notice in writing given to the Tenant/Undertenant within six (6) months after such disclaimer so requires, accept from, and execute and deliver to, the Landlord/Tenant a counterpart of a new lease/underlease of the Premises for a term commencing on the date of the disclaimer and continuing for the residue then remaining unexpired of the term of the Lease/Underlease, such new lease/underlease to be at the same rents and subject to the same covenants and provisions as are contained in the Lease/Underlease.

4.     SUPPLEMENTARY PROVISIONS

       By way of provision incidental or supplementary to Clauses 1, 2 and 3 hereof:-

4.1    POSTPONEMENT OF CLAIMS BY TENANT

       The Tenant/Undertenant further covenants with the Landlord [and separately with the Tenant] that the Tenant/Undertenant shall:-

       4.1.1 not claim in any liquidation, bankruptcy, composition or arrangement of the Assignee in competition with the Landlord [or the Tenant] and shall remit to the Landlord [Tenant, or if and to the extent that the Landlord may be entitled to the same, the Landlord] the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Assignee; and

       4.1.2 not exercise any right or remedy in respect of any amount paid or any liability incurred by the Tenant/Undertenant in performing or discharging its obligations contained in this Deed, or claim any contribution from any other guarantor.

4.2    POSTPONEMENT OF PARTICIPATION BY TENANT/UNDERTENANT IN SECURITY

       The Tenant/Undertenant shall not be entitled to participate in any security held by the Landlord/Tenant in respect of the Assignee's obligations to the Landlord/Tenant under the Lease/Underlease or to stand in the place of the Landlord/Tenant in respect of any such security until all the obligations of the Tenant/Undertenant or the Assignee to the Landlord/Tenant under the Lease/Underlease have been performed or discharged.

4.3    NO RELEASE OF TENANT/UNDERTENANT

       None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Tenant/Undertenant as principal obligor under this Deed or otherwise prejudice or affect the right of the [Tenant or of the Landlord] Landlord to recover from the Tenant/Undertenant to the full extent of this guarantee:-

       4.3.1 any neglect, delay or forbearance of the [Tenant or the] Landlord in endeavouring to obtain payment of any rents or other amounts required to be paid by the Assignee or in enforcing the performance or observance of any of the obligations of the Assignee under the Lease/Underlease;

       4.3.2 any refusal by the Landlord [Tenant or (where applicable) the Landlord] to accept rent tendered by or on behalf of the Assignee at a time when the Landlord [Tenant or (as the case may be) the Landlord] was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises;

       4.3.3 any extension of time given by the Landlord [Tenant or the Landlord] to the Assignee;

       4.3.4 any reviews of the rent payable under the Lease/Underlease and (subject to Section 18 of the 1995 Act) any variation of the terms of the Lease/Underlease or the transfer of the Landlord's [Landlord's or the Tenant's] reversion;

       4.3.5 any change in the constitution, structure or powers of the Tenant/Undertenant, the Tenant, the Assignee or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant/the Undertenant, the Tenant or the Assignee;

       4.3.6 any legal limitation, or any immunity, disability or incapacity of the Assignee (whether or not known to the Landlord [Tenant or the Landlord]) or the fact that any dealings with the Landlord [Tenant or the Landlord] by the Assignee may be outside, or in excess of, the powers of the Assignee;

       4.3.7 any other deed, act, omission, failure, matter or thing whatsoever as a result of which, but for this provision, the Tenant/Undertenant would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord/Tenant (or, where applicable, the Landlord) or a release effected by virtue of the 1995 Act).

4.4    COSTS OF NEW LEASE

       The Landlord's/Tenant's reasonable costs in connection with any new lease/underlease granted pursuant to Clause 3 of this Deed shall be borne by the Tenant/Undertenant and paid to the Landlord/Tenant (together with Value Added Tax thereon) upon completion of such new lease/underlease.

[5.    GUARANTEE

       [Note: See the Guarantor's covenants in the Lease (or Licence to Assign) as to the Guarantor's obligation to enter into the Authorised Guarantee Agreement.]

5.1    COVENANT AND INDEMNITY BY GUARANTOR

       The Guarantor:-

       5.1.1 covenants with the Landlord, [and separately with the Tenant] as a primary obligation, that the Tenant/Undertenant or the Guarantor shall, so long as the Tenant/Undertenant shall be liable for performance and observance of the same, duly perform and observe all the covenants on the part of the Tenant/Undertenant contained in this Deed;

       5.1.2 (but not so as to provide the Landlord with a greater claim than it would have enjoyed in such circumstances if the Guarantor had been the Tenant) indemnifies, as a primary obligation, the Landlord [and separately with the Tenant] against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord [or the Tenant] by reason of or arising in any way directly or indirectly out of any default by the Tenant/Undertenant in the performance and observance of any of such obligations (including but without limitation any costs and expenses incurred by the Landlord [and/or the Tenant] in enforcing the Tenant's/Undertenant's and/or the Guarantor's obligations hereunder).

5.2    WAIVER BY GUARANTOR

       The Guarantor waives any right to require the Landlord [or the Tenant] to proceed against the Tenant/Undertenant or to pursue any other remedy whatsoever which may be available to the Landlord [or the Tenant] before proceeding against the Guarantor.

5.3    POSTPONEMENT OF CLAIMS BY GUARANTOR AGAINST TENANT/UNDERTENANT

       The Guarantor further covenants with the Landlord [and separately with the Tenant] that the Guarantor shall:-

       5.3.1 not claim in any liquidation, bankruptcy, composition or arrangement of the Tenant/Undertenant in competition with the Landlord [and the Tenant] and shall remit to the Landlord/Tenant the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Tenant/Undertenant;

       5.3.2 not exercise any right or remedy in respect of any amount paid or any liability incurred by the Guarantor in performing or discharging its obligations contained in this Deed, or claim any contribution from any other guarantor.

5.4    POSTPONEMENT OF PARTICIPATION BY GUARANTOR IN SECURITY

       The Guarantor shall not be entitled to participate in any security held by the Landlord/Undertenant in respect of the Tenant's obligations to the Landlord under this Deed/Assignee's obligations to the Tenant under the Underlease or to stand in the place of the Landlord/Undertenant in respect of any such security until all the obligations of the Tenant/Undertenant or the Guarantor to the Landlord under this Deed have been performed or discharged.

5.5    NO RELEASE OF GUARANTOR

       None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor as principal obligor under this Deed or otherwise prejudice or affect the right of the Landlord/Tenant or of the Landlord to recover from the Guarantor to the full extent of this guarantee:-

       5.5.1 any neglect, delay or forbearance of the Landlord/Tenant or the Landlord in endeavouring to obtain payment of the Rents or the amounts required to be paid by the Tenant/Assignee or the Undertenant or in enforcing the performance or observance of any of the obligations of the Tenant/Undertenant under this Deed;

       5.5.2 any refusal by the Landlord/Tenant or (where applicable) the Landlord to accept rent tendered by or on behalf of the Tenant/Assignee or the Undertenant at a time when the Landlord/Tenant or (as the case may be) the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises;

       5.5.3 any extension of time given by the Landlord to the Tenant/by the Tenant or the Landlord to the Assignee or the Undertenant;

       5.5.4 any reviews of the rent payable under the Lease/Underlease and (subject to Section 18 of the 1995 Act) any variation of the terms of this Deed or of the Lease/Underlease or the transfer of the Landlord's reversion [or the Tenant's reversion];

       5.5.5 any change in the constitution, structure or powers of [the Undertenant,] the Tenant, [the Assignee,] the Guarantor or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either [the Undertenant,] the Tenant[, the Assignee] or the Guarantor;

       5.5.6 any legal limitation, or any immunity, disability or incapacity of the Tenant/Undertenant (whether or not known to the Landlord [or the Tenant]) or the fact that any dealings with the Landlord [or the Tenant] by the Tenant/Undertenant may be outside, or in excess of, the powers of the Tenant/Undertenant;

       5.5.7 any other deed, act, omission, failure, matter or thing whatsoever as a result of which, but for this provision, the Guarantor would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord [the Tenant (or, where applicable, the Landlord)] or a release effected by virtue of the 1995 Act) but so that this sub-clause 5.5 shall not provide the Landlord with a greater claim than it would have enjoyed in such circumstances if the Guarantor had been the Tenant.

5.6    SUCCESSOR GUARANTOR

       The Guarantor may not assign its rights nor delegate its obligations under this Guarantee, in whole or in part, without the prior written consent of the Landlord, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all the Guarantor's rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form (the "Successor") that succeeds to all or substantially all of the Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, and subject to the Landlord having received in a form reasonably satisfactory to the Landlord, a deed executed by the Successor (accompanied by a legal opinion from a reputable firm of lawyers confirming due execution) confirming to the Landlord that the Successor assumes all obligations of the Guarantor under this Agreement whether by operation of law or by virtue of such deed, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

6.     GUARANTOR TO JOIN IN NEW LEASE

       If the Tenant/Undertenant shall be required to take up a new lease/underlease pursuant to Clause 3 of this Deed, the Guarantor shall join in, and execute and deliver to the Landlord/Tenant a counterpart of, such new lease/underlease in order to guarantee the obligations of the Tenant/Undertenant thereunder in the terms of Schedule [__] to the Lease/Underlease.]

IN WITNESS whereof this deed has been executed by the Tenant/Undertenant [and the Guarantor] and is intended to be and is hereby delivered on the date first above written.

                                   SCHEDULE 1

                                    THE LEASE


Date:

Parties:

                                   SCHEDULE 2

                                  THE PREMISES

                                   SCHEDULE 3

                                  THE ASSIGNEE


Name:



Registered Office:



Registered Number:

                                   SCHEDULE 6

                     DEEDS AND DOCUMENTS CONTAINING MATTERS
                        TO WHICH THE PREMISES ARE SUBJECT



1. All documents contained and referred to in the Property and Charges Register of Title Number NGL 729721 as shown on office copies dated 10 March 1998.


2.     [o List documents to be entered into pursuant to clauses 24.3, 24.4 and
       24.5 of the Agreement for Lease.]

                                   SCHEDULE 7

                ITEMS OF EXPENDITURE AS REFERRED TO IN CLAUSE 31


1.     REPAIRS AND MAINTENANCE

1.1 Repairing, maintaining, decorating and (where appropriate) cleaning, lighting, heating, servicing and (and as often as may be reasonably necessary in order to do so) to rebuild, reinstate or replace each part of the Retained Parts; and

1.2 Carpeting, furnishing and equipping the Retained Parts as appropriate, including providing floral decorations, desks, tables, chairs and other fixtures and fittings in the main entrance halls and lift lobby areas.

2.     PLANT AND MACHINERY

       Providing, maintaining, repairing, operating, inspecting, servicing, cleaning, lighting and (as and when necessary) renewing or replacing any plant, machinery, apparatus and equipment in the Retained Parts, including:-

       (i) the Conducting Media (insofar as the same do not exclusively serve and form part of any demised part of the Building)

       (ii) any pipes and associated drains or sewers provided by the Landlord within the Building or the Retained Parts for the use of the Premises in common with other Lettable Areas; and

       (iii) any boiler, chillers, air handling plant and items relating to the ventilation, heating, air conditioning and hot and cold water systems, any building management systems, any lift, lift shaft and lift motor room, together with in each case any fuel and electricity for them and any necessary maintenance contracts and insurance in respect of them.

3.     SECURITY AND EMERGENCY SYSTEMS

       Providing, maintaining, repairing, operating, inspecting, servicing, cleaning and (as and when necessary) renewing or replacing any security or emergency systems for the Building, including alarm systems, internal telephone systems, closed circuit television systems, generators, emergency lighting, fire detection or prevention systems, sprinkler systems, any fire escapes for the Building and fire fighting and fire prevention equipment and appliances (other than those for which a tenant is responsible) and any traffic barriers, car park and traffic control and security systems.

4.     STAFF AND MANAGEMENT ACCOMMODATION

       Providing staff (including a permanent building manager or managers and such direct or indirect labour as are reasonably appropriate) for the day-to-day running of the installations and plant in, and the provision of other services to, the Building and for its general management, operation and security and all other incidental expenditure, including:-

4.1 insurance, health, pension, welfare, severance and other appropriate payments, contributions and premiums at reasonable levels;

4.2 providing uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;

4.3 providing, maintaining, repairing, decorating and lighting any accommodation and facilities for staff, including any management areas in the Building or residential accommodation for staff employed in the Building, and any rates, gas or electricity charges in respect of it, and any actual or notional rent for such accommodation.

5.     SIGNS ETC.

       Providing, maintaining and renewing name boards and signs in the main entrance halls, lift lobby areas and any other parts of the Building, and any directional signs and fire regulation notices and any flags, flag poles, television and radio aerials and satellite dishes (which are not the sole responsibility of any tenant).

6.     REFUSE

       Providing and (when necessary) renewing or replacing any paladins, compactors or other receptacles for refuse for the Building and the cost of collecting, storing and disposing of refuse.

7.     LANDSCAPING

       Providing and maintaining floodlighting and any plants, shrubs, trees areas in the Retained Parts.

8.     WINDOWS AND CLADDING

       The reasonable and proper cost of cleaning the external cladding and the exterior and (save where the responsibility of a tenant) the interior or all windows and window frames in the Retained Parts and of providing and maintaining cradles runways, carriages and other access systems as necessary in connection with such cleaning

9.     MISCELLANEOUS ITEMS

       Leasing or hiring any of the items referred to in this Schedule.

10.    INSURANCE

10.1 Works reasonably required to the Building in order to satisfy the requirements of any insurer of the Building.

10.2 Third party liability and employer's liability and such other insurances of a type normal for a building of similar size and location to the Building as the Landlord may, from time to time, reasonably determine.

10.3 Any amount which may be deducted or disallowed by any insurer of the Building under any reasonable excess provision in the insurance policy on settlement of any claim by the Landlord.

11.    COMMON FACILITIES

       Making, laying, repairing, maintaining, rebuilding, decorating, cleaning and lighting (as the case may require) any roads, ways, forecourts, passages, pavements, party walls or fences, party structures, Conduits or other conveniences and easements whatsoever which may belong to, or be capable of being used or enjoyed by, the Building in common with any Adjoining Property.

12.    OUTGOINGS

       All utility charges (including telephone, gas and electricity) (other than initial connection fees for which the Landlord is to be responsible) and all existing or future rates (including water rates) taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) payable by the Landlord in respect of the Retained Parts or any part of them.

13.    STATUTORY REQUIREMENTS

       Carrying out any works to the Building reasonably required to comply with any statute (other than works for which any tenant or occupier is responsible).

14.    REPRESENTATIONS

       Taking any steps which are necessary or in the interests of the tenants of the Building for complying with, making representations against, or otherwise contesting liability under, any statute concerning town planning, public health, highways, streets, drainage and any other matters relating or alleged to relate to the Building or any part of it for which any tenant is not directly responsible.

15.    MANAGEMENT

15.1 The proper and reasonable fees, costs, expenses and disbursements of the Surveyor or any other person reasonably and properly employed or retained by the Landlord for, or in connection with, surveying and accounting functions, the performance of the services and any other duties in and about the Building or any part of it, and relating to the general management, administration, security, maintenance, protection and cleanliness of the Building.

15.2 The proper and reasonable fees and expenses of the Landlord or a Group Company of the Landlord in connection with the management of the Building and any of the functions and duties referred to in paragraph 15.1 that may be undertaken by the Landlord or that Group Company, such fees and expenses to include overheads and profits commensurate with current market practice of property companies providing management services but to be subject at all times to a maximum of 10% of the Service Charge.

16.    GENERALLY

       Any other reasonable and proper costs and expenses which the Landlord reasonably and properly incurs in providing such other services and in carrying out such other works as are desirable or necessary for the benefit of the tenants or occupiers of the Building, and in the interest of good estate management.

17.    VALUE ADDED TAX

       Value Added Tax in respect of any item of expenditure referred to in this Schedule to the extent that it is not otherwise recoverable by the Landlord.


                                   ----------

Executed as a Deed by
JC NO.3 (UK) LIMITED
acting by


                                           Director


                                           Secretary



Executed as a Deed by
FLEET STREET SQUARE
MANAGEMENT LIMITED
acting by


                                           Director


                                           Secretary



Executed as a Deed by
GOLDMAN SACHS
INTERNATIONAL
acting by


                                           Director


                                           Secretary



Executed as a Deed by
THE GOLDMAN SACHS GROUP, L.P.
by the GOLDMAN SACHS CORPORATION
by
                                           Executive Vice President

                                                     120 FLEET STREET LONDON EC4
                                                         LOWER GROUND FLOOR PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                          PLAN 2

                                                     120 FLEET STREET LONDON EC4
                                                               GROUND FLOOR PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                          PLAN 3

                                                     120 FLEET STREET LONDON EC4
                                                         UPPER GROUND FLOOR PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                          PLAN 4

                                                     120 FLEET STREET LONDON EC4
                                                                FIRST FLOOR PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                          PLAN 5

                                                     120 FLEET STREET LONDON EC4
                                                               SECOND FLOOR PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                          PLAN 6

                                                     120 FLEET STREET LONDON EC4
                                                                THIRD FLOOR PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                          PLAN 7

                                                     120 FLEET STREET LONDON EC4
                                                            MEZZANINE LEVEL PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                          PLAN 8

                                                     120 FLEET STREET LONDON EC4
                                                               FOURTH FLOOR PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                          PLAN 9

                                                     120 FLEET STREET LONDON EC4
                                                                FIFTH FLOOR PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                         PLAN 10

                                                     120 FLEET STREET LONDON EC4
                                                                   BASEMENT PLAN


                             [GRAPHIC--FLOOR PLAN]






                                                                         PLAN 11

                          120 FLEET STREET, LONDON EC4

                       CATEGORY 'A' WORKS - SPECIFICATION

PART BASEMENT, LOWER GROUND, GROUND, UPPER GROUND, LEVELS 1-4 AND LEVEL 5 OF THE
                             DAILY EXPRESS BUILDING

1.0    INTRODUCTION

       The following specification represents the minimum standard for the works to be undertaken by the tenant in finishing the usable office and dealing floors and represents the Lessee's Category A works.

2.0    FLOOR FINISHES

       Raised access flooring will be provided for all of the usable offices from lower ground floor to level 4 (and level 5 of the Daily Express building). An allowance will be made in the structure for medium grade suspended flooring systems throughout the building with depths of (including the floor tiles):- 200mm on typical office floors (including lower ground floor); 300mm on the dealing floors at levels 1 & 2, and 250mm in The Daily Express building. Medium grade raised access floors shall consist of 600mm x 600mm fully accessible panels laid onto floor jacks.

       Proprietary heavy contract antistatic carpet tiles will be supplied and will consist of 500mm x 500mm modified polymer, bitumen-backed, cut pile tiles.

       Floor boxes to be provided at one per 10 m2 of net lettable office area incorporating two small power, two small voice and one data outlets with the tenant wiring the boxes.

       All necessary cavity barriers, fire breaks and perimeter closure details will be provided where required.

3.0    CEILINGS

       The suspended ceiling shall comprised of polyester powder coated perforated pressed metal tiles fixed into a non-visible clip-in suspension system with sound absorbent mineral wool padding.

       The ceiling system will be compatible with a 1.5m x 1.5m grid.

       The abutment of the suspended ceiling and external wall will be formed by a painted perimeter strip of suspended dry lining incorporating an air diffuser slot.

       The ceiling void acts as a return air plenum for the air conditioning system.

       Plenum smoke barriers will be provided where required.

4.0    LIGHTING

       Recessed air handling fluorescent luminaires with high frequency ballasts will be provided. The lighting shall be designed to comply with all statutory regulations and be suitable for the intensive use of computer terminals. Emergency lighting will be provided by the use of self contained battery packs within the office luminaires.

5.0    AIR CONDITIONING

       It will be assumed that the air conditioning system to be installed on the floors as part of the Category A works will comprise:

       a) An overhead four-pipe fancoil unit air conditioning system with ducted overhead outside air supply to the typical offices and Levels 2 & 3 (the dealing floors).

       b) Fancoil terminal units for both the typical offices and The Daily Express offices will be located at 4.5m centres around the building perimeter and at no greater than 81m(2) intervals internally. In the areas to be used for dealing floor purposes on levels 2 & 3 the fancoil terminal units will be located at 4.5m centres around the building perimeter and at no greater than 40.5m(2) intervals internally.

       c) Fancoil units will comprise low noise centrifugal fan units, coils and mesh filter. All units will be connected to condensate drains and fitted with control valves and return air sensors.

       d) Dampered and balanced outside air supply ducts to DW142 will terminate in each 9m by 9m structural bay. Exhaust air will be drawn through the ceiling plenum to each riser core.

       e) Low temperature hot water and chilled water pipework will be black heavy weight steel to BS1387 with mineral wool insulation and aluminium foil finish/vapour barrier.

       f) Air supply diffusers will be aluminium slot at the perimeter or louvre face diffusers in central office areas.

6.0    WALL FINISHES

       All exposed surfaces of drylining shall receive:

       PLASTERBOARD CEILINGS/BULKHEADS

       a)     One coat of primer sealer

       b)     Two coats of emulsion

       PLASTERBOARD WALLS

       a)     One coat of primer sealer

       b)     Two coats of emulsion

       TRIM

       a)     One coat of enamel underbody

       b)     Two coats of satin eggshell

7.0    SPRINKLER/FIRE PROTECTION

       The fit-out of the office areas will comprise sprinkler protection with flush mounted sprinkler heads to allow for distribution levels of one sprinkler head per 10m2 for open plan offices.

8.0    STATUTORY SIGNS/TENANTS SIGNS

       Internal signs to exit and hose reels shall be installed as necessary to comply with statutory and local authority requirements.

9.0    PART UPPER GROUND FLOOR (OUTLINED AND HATCHED IN TURQUOISE ON THE LEASE
       PLAN)

       It will be assumed that the standard of finishes will be as set out in this schedule except that:

       a)     The raised floor depth (including tile) will be 100mm.

       b) The air conditioning will be provided by a slim line four pipe dry fan coil ceiling mounted system to fit within a 350mm void.

20 MARCH 1998

                   DATED                                    199
                   ----------------------------------------------

                   (1)    Landlord:
                          [FSP]


                   (2)    Tenant:
                          [                  ]

                  [(3)   Guarantor:          ]


                                   ----------




                                LICENCE TO ALTER

                                   relating to

                  [Basement, Lower Ground, Ground, Upper Ground
                and First to Fourth Floors and Part Fifth Floor] [Part Fifth Floor] [Sixth Floor] [Seventh Floor]
                  [Eighth Floor] 120 Fleet Street, London EC4



                                   ----------







                           CLIFFORD CHANCE
                           200 Aldersgate Street
                           London EClA 4JJ

                           Telephone:        0171-600 1000
                           Fax:              0171-600 5555
                           Telex:            887847 LEGIS G

                           Ref:     AMW/C1536/839/RMRM

                                LICENCE TO ALTER

                                   PARTICULARS



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DATE                                  :                              199
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PARTIES

       (1)    Landlord                :      [FSP]

                                             (Company Registration No.      )


       (2)    Tenant                  :      [                                ]

                                             (Company Registration No.       )

      [(3)   Guarantor                :
                                             (Company Registration No.       )]

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LEASE

          Date                        :



          Parties                     :



          Term                        :

          Demised Premises            :

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WORKS                                 :     the works proposed to be carried
                                            out to the Demised Premises [and to
                                            the property referred to in Clause
                                            5.10 of this Licence, in each case]
                                            by the Tenant and shown on the
                                            drawings numbered [ ] [and described
                                            in the specification dated ] annexed
                                            to this Licence

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


1.     DEFINITIONS

       In this Licence, unless the context otherwise requires:-

       "CDM REGULATIONS" means the Construction (Design and Management) Regulations 1994;

       "DEMISED PREMISES" means the premises demised by the Lease and as briefly described in the Particulars;

       ["GUARANTOR" means the party named as Guarantor in the Particulars, and, in the case of an individual, includes any personal representative of such individual;]

       "LANDLORD" means the party named as Landlord in the Particulars, and includes any person for the time being entitled to such party's reversionary interest in the Demised Premises;

       "LEASE" means the Lease the details of which are set out in the Particulars, and includes any instrument supplemental thereto;

       "PARTICULARS" means the matters appearing on the preceding page(s) headed "Particulars";

       "PLANNING ACTS" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991, and includes any other applicable town and country planning legislation;

       "TENANT" means the party named as Tenant in the Particulars, and includes any successor in title or assign of such party and, in the case of an individual, any personal representative of such individual;

       "TERM" means the term of years created by the Lease, and includes the period of any holding over or any continuation thereof (whether by statute or common law); and

       "WORKS" means the Works referred to in the Particulars, and includes the reinstatement and restoration of the Demised Premises as mentioned in this Licence.

2.     INTERPRETATION

2.1    The headings used in this Licence do not affect its construction.

2.2    This Licence is supplemental to the Lease.

2.3    In this Licence, unless the context otherwise requires:-

       (a) Any covenant by a party comprising more than one person is joint and several;

       (b) Any word importing an individual includes a company and vice versa; and

       (c) Any reference to a statute or statutory instrument (whether specifically named or not) includes any amendment or re-enactment thereof for the time being in force, and any instrument, order, notice, regulation, bye-law, direction, plan or permission for the time being issued, made or given thereunder or deriving validity therefrom.

3.     TITLE TO DEMISED PREMISES

3.1 The Landlord is entitled to the immediate reversionary interest in the Demised Premises.

3.2 The Tenant is entitled to the Demised Premises for the residue of the Term.

4.     CONSENT TO WORKS

       The Landlord consents to the execution of the Works by the Tenant [,and further consents to the Tenant:-

       (a) entering the other property referred to in Clause 5.10 of this Licence for the purpose and subject to the conditions therein mentioned, and

       (b) retaining thereon, maintaining, inspecting, repairing and renewing (so far as renewal does not amount to a further alteration requiring consent under the Lease) during the Term the part of the Works referred to in that Clause, subject as mentioned in Clause 7 of this Licence.]

5.     TENANT'S COVENANT

       The Tenant covenants with the Landlord as follows:-

5.1    Before commencing the Works:-

       (a) At the expense of the Tenant, to obtain from the relevant planning authority under the Planning Acts and any other competent authority under any other applicable statute, any necessary permission or consent required for the carrying out of the Works, and to deliver to the Landlord a copy of such permission or consent so obtained forthwith on receipt by the Tenant;

       (b) To obtain the approval in writing of the Landlord of any planning permission granted in respect of the Works, such approval not to be unreasonably withheld;

5.2 To give to the Landlord written notice of the commencement of the Works forthwith on such commencement, and again immediately they have been completed;

5.3 To pay any increased or additional premium payable to the insurers of the Demised Premises in consequence of the Works or the execution thereof, and to comply with any requirement of such insurers regarding the Works;

5.4 To comply with the terms and conditions laid down by the Institution of Electrical Engineers and with the regulations of the electricity supply authority, in each case insofar as any of the Works relate to any alteration or addition to any electrical installation;

5.5 To procure that the Works are carried out only by reputable contractors and in accordance with current codes of building practice;

5.6    To carry out and complete the Works:-

       (a)    in a good and workmanlike manner,

       (b)    with good quality materials of their several kinds,

       (c) in compliance with any permission, consent, licence or approval required to be obtained for the Works,

       (d) in accordance with the Planning Acts and any other applicable statute,

       (e)    in accordance with the said drawings and specification, and

       (f)    to the reasonable satisfaction of the Landlord;

5.7 To afford to the Landlord and the Landlord's Surveyors any necessary facility for inspecting the progress of the Works and the quality of the materials and workmanship used therein Provided That the Tenant may require that any such inspection takes place outside normal business hours;

5.8 To take any necessary step to prevent the execution of the Works from causing any actionable nuisance or disturbance to the Landlord or any owner, tenant or occupier of any other property;

5.9 To make good or procure the making good promptly of any damage to the Demised Premises or any other property and which arises out of or incidental to the Works, in each case to the reasonable satisfaction of the Landlord;

[5.10 Where the execution of any part of the Works involves any necessary entry on, or any alteration of or addition to, any other property in the ownership or under the control of the Landlord:-

       (a) not to effect such entry without first giving to the Landlord not less than [one week's] prior notice that such entry is required,

       (b) not to carry out that part of the Works except during such period or periods and at such time or times as are first agreed by the Landlord (such agreement not to be unreasonably withheld, regard being had, in particular, to the safety, comfort and convenience of any occupier of the property thereby affected), and]

       (c) in any event to carry out that part of the Works as quickly and quietly as reasonably possible, and under the reasonable direction and supervision of the Landlord or the Landlord's Surveyors;]

5.11 To make good any breach of any covenant contained in this Licence and of which written notice is given by the Landlord to the Tenant, in each case within one month commencing on the giving of such notice, or sooner if requisite, and in default to permit the Landlord and any person authorised by the Landlord to enter the Demised Premises to take such steps and carry out such works as may be necessary in that regard, and to pay on demand any cost or expense thereby incurred by the Landlord;


5.12 As a continuing obligation, to indemnify the Landlord against any action, claim, demand, loss, damage, liability, cost, fee or expense arising (directly or indirectly) out of:-

       (a)    the execution or existence of the Works,

       (b)    any breach of any covenant contained in this Licence, or

       (c) any act or default of the Tenant or any person under the Tenant's control in relation to the Works.


5.13 To pay any reasonable and proper cost, charge, expense or fee and any Value Added Tax thereon, of the Landlord and the Landlord's Solicitors and Surveyors arising out of or incidental to:-

       (a) the instructions for, and the preparation and completion of, this Licence, and

       (b)    the approval and inspection of the Works.

5.14   (a)    To act as and be regarded as the only client for the purposes of the CDM Regulations in relation to the Works and to make the necessary declaration (in accordance with paragraph 4(4) of the CDM Regulations) to the Health and Safety Executive that it so acts.

       (b)    To comply with all its obligations as client under the CDM
              Regulations.

       (c) To provide access to a copy of the Health and Safety Plan and the Health and Safety File as defined under the CDM Regulations to the Landlord throughout the duration of the Works and on completion of the Works to deliver a copy of the Health and Safety Plan and the Health and Safety File to the Landlord.

[5.15 By the expiration or sooner determination of the Term to reinstate the other property referred to in Clause 5.10 of this Licence and restore it to the same state and condition as it was prior to the execution of such works, such reinstatement and restoration to be carried out:-

       (i)    at the cost of the Tenant;

       (ii)   in a good and workmanlike manner;

       (iii)  with good quality materials of their several kinds; and

       (iv)   to the reasonable satisfaction of the Landlord.]

6.     NO RELEASE OR REPRESENTATION

       Nothing contained in this Licence or in any approval of the Works:

       (a) releases the Tenant or the Guarantor from any covenant on their respective parts contained in the Lease, or

       (b) constitutes any representation or warranty by the Landlord as to the suitability of the Works for the Demised Premises [or any other property thereby affected]

7.     APPLICATION OF COVENANTS

       The covenants on the part of the Tenant and the Guarantor respectively, and the provisions and conditions contained in the Lease shall apply to the Demised Premises in their altered state after completion of the Works [, and (with any necessary changes) to the part of the Works referred to in Clause 5.10 of this Licence].

8.     CONDITION FOR RE-ENTRY

       The condition for re-entry contained in the Lease shall be exercisable on any breach of any covenant contained in this Licence as well as on the happening of any of the events specified in that regard in the Lease.

9.     RESTRICTION ON CONSENT

       The consent granted by this Licence is restricted to the particular works authorised, and does not authorise any further or other variation of the terms of the Lease, which otherwise remains in full force and effect.

10.    THIRD PARTY RIGHTS

       The consent granted by this Licence is subject to the rights of any owner, tenant or occupier of any other property, and any other interested person.

11.    RENT REVIEW

       For the purposes of the provisions for the review of rent contained in the Lease and of Section 34(2) of the Landlord and Tenant Act 1954, the Works shall not be deemed to be improvements carried out by the Tenant pursuant to an obligation to the Landlord, and shall be disregarded for such purposes.

12.    INVALIDITY OF CERTAIN PROVISIONS

       If any term of this Licence or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Licence or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Licence shall be valid and be enforced to the fullest extent permitted by law.

13.    GUARANTEE OF PERFORMANCE OF TENANT'S OBLIGATIONS

13.1   COVENANTS BY GUARANTOR

       The Guarantor unconditionally and irrevocably agrees with and in favour of the Landlord, as a primary obligation, as follows:-

       (a) that the Tenant shall duly perform and observe all the obligations on the part of the Tenant contained in this Licence in the manner and at the times specified in it and indemnifies the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of, or arising in any way directly or indirectly out of, any default by the Tenant in the performance and observance of any of its obligations.

       (b) None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor as principal obligor under this Licence or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:-

              (i) any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of any of the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Licence;

              (ii)   any extension of time given by the Landlord to the Tenant;

              (iii) any variation of the terms of this Licence or the Lease or the transfer of the Landlord's interests in this Licence;

              (iv) any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

              (v) any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside, or in excess of, the powers of the Tenant;

              (vi) any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated wither wholly or partly (other than a release executed and delivered as a deed by the Landlord).



IN WITNESS of which this Licence has been executed by the Landlord, the Tenant and the Guarantor, and is intended to be and is hereby delivered on the date first before written.

                          120 FLEET STREET, LONDON EC4

                        TENANT REINSTATEMENT OBLIGATIONS

 PART BASEMENT, LOWER GROUND, GROUND, UPPER GROUND, LEVELS 1-4 AND PART LEVEL 5
                    (I.E. LEVEL 5 IN DAILY EXPRESS BUILDING)

1.     GENERAL

       o Remove all tenants' riser enclosures which reduce the net internal floor areas and make good all newly exposed walls and redecorate. Fill in all holes with decking and concrete on all floors.

       o Remove tenant's kitchen risers adjacent to core 3 (if installed) and make good.

2.     BASEMENT

       o Fill tenant tunnel with concrete or other method approved by City Corporation/Crown Estate.

       o Remove fire shutter, scissor lift, steps and mass concrete at entrance to tunnel; fill in scissor lift pit with concrete; seal off entrance to tunnel and build cavity block wall and internal wall and doorway to form storage area.

3.     LOWER GROUND FLOOR

       o Remove block wall enclosure to ventilation void above 4 no tenant's generators (hatched red on lower ground floor plan), reinstate floors, line external wall with dry lining.

       o Remove tenant's kitchen equipment (if installed) and make good floors and walls, if applicable.

       o Remove tenant's artwork, fittings and fixtures in atrium (if installed).

       o      Reinstate kitchen (if applicable) to normal office environment.

4.     GROUND FLOOR

       o Remove block wall enclosure to ventilation void above 4 no tenant's generators (hatched red on ground floor plan), construct floors, line external wall with dry lining.

       o Remove external louvres to ventilation void above 4 no tenant's generators; install new glazed external cladding.

       o Remove steps to entrance and reinstate external wall and reinstate area outlined in blue on ground floor lease plan to provide Category A office space (as defined in point 7).

5.     UPPER GROUND FLOOR

       o Remove block wall enclosure to ventilation void above 4 no tenant's generators (hatched red on upper ground floor plan), construct floors, line external wall with dry lining.

       o Remove external louvres to ventilation void above 4 no tenant's generators; install new glazed external cladding.

       o Remove tenant's external entrance steps, disabled platform lift, external entrance screen and revolving door' reinstate floor slab, install new glazed external cladding.

       o Reinstate area outlined in blue on upper ground floor lease plan to provide Category A office space (as defined in point 7).

6.     LEVELS 1, 2,3, MEZZANINE, 4 AND LEVEL 5 IN THE DAILY EXPRESS BUILDING

       o Remove link bridges, associated fire shutters and ramps; install new external cladding and reinstate areas hatched red to provide Category A offices (as defined in point 7).

       o Remove tenant's accommodation stair between the dealer floors (if installed).

       o Remove tenant's stair, artwork, fittings and fixtures in atrium (if installed).

7.     ALL OFFICE FLOORS

       o The Lessee will reinstate the demised useable offices including the areas affected by this reinstatement schedule (entrance from Shoe Lane and 4 no tenant's generators etc) to provide Category `A' offices as defined in the Category `A' Works specification subject to the paragraph set out below.

       o Only if, but not otherwise, the tenant installs a chilled beam/perimeter heating system, the Lessor will have the option of choosing between this system or a four pipe fan coil system (see Category 'A' specification) provided, that at the time of reinstatement it is apparent, that fan coil systems are still a generally accepted form of air conditioning and more speculative City developments of a similar size are adopting four pipe fan coil systems than chilled beam/perimeter heating systems.

8.     TENANT UPGRADES TO THE BASE SHELL AND CORE BUILDING SPECIFICATION

       o The Lessee will not have to reinstate any improvements made to the base shell and core building specification by the Lessee provided that such improvements have been agreed in advance with the Lessor.








10 MARCH 1998